UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.                                        )

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INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF MEETING

and

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2021

700 US Highway 202/206
Bridgewater, New Jersey 08807

Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
(908) 977-9900

April 1, 2021

To Our Shareholders:

We cordially invite you to attend the 2021 Annual Meeting of Shareholders of Insmed Incorporated (Insmed), which, in light of the COVID-19 pandemic and related public health concerns, will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2021 on May 12, 2021, at 9:00 a.m. Eastern time (the Annual Meeting). A formal notice of the Annual Meeting accompanies this letter. At the Annual Meeting, the following items will be submitted to a shareholder vote:

1.	election of four Class III directors, David R. Brennan, Leo Lee, Carol A. Schafer, and Melvin Sharoky, M.D., to serve until the 2024 Annual Meeting of Shareholders;

2.	an advisory vote on the 2020 compensation of our named executive officers;

3.	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

4.	approval of an amendment to the Insmed Incorporated 2019 Incentive Plan; and

5.	transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important, and the company encourages you to vote. Please read the notice and proxy materials carefully, and vote promptly in advance of the meeting by telephone, electronically through the Internet, or by returning a completed proxy card by mail. You may also attend the Annual Meeting and vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/INSM2021. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares of Insmed common stock you own, please vote by proxy prior to the Annual Meeting.

Sincerely yours,

/s/ William H. Lewis
William H. Lewis Chair of the Board

This Proxy Statement is first being mailed to shareholders on or about April 1, 2021.

INSMED INCORPORATED

700 US Highway 202/206

Bridgewater, New Jersey 08807

(908) 977-9900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders of Insmed Incorporated (Insmed) will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2021, on May 12, 2021, at 9:00 a.m. Eastern time (the Annual Meeting), and at any adjournment or postponement thereof, for the following purposes:

1.	To elect four Class III directors, David R. Brennan, Leo Lee, Carol A. Schafer, and Melvin Sharoky, M.D., to serve until the 2024 Annual Meeting of Shareholders;

2.	To conduct an advisory vote on the 2020 compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

4.	To approve an amendment to the Insmed Incorporated 2019 Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Due to the COVID-19 pandemic and public health concerns, the Annual Meeting will be a completely virtual meeting of shareholders. Holders of record of shares of Insmed common stock at the close of business on March 19, 2021 will be entitled to vote at the Annual Meeting.

You are requested to vote promptly in advance of the Annual Meeting by telephone by dialing 1-800-690-6903, electronically through the Internet by visiting www.proxyvote.com, or by returning a completed proxy card by mail regardless of whether you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may vote even if you already have sent in your proxy. If you are a beneficial owner, you may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your notice, proxy card or other proxy materials.

By Order of the Board

/s/ CHRISTINE PELLIZZARI
Christine Pellizzari Corporate Secretary

April 1, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2021: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
 of
INSMED INCORPORATED
To be held May 12, 2021

In this Proxy Statement, we use the words “Insmed Incorporated” to refer to Insmed Incorporated, a Virginia corporation, and we use the words “Company,” “Insmed,” “we,” “us” and “our” to refer to Insmed Incorporated and its consolidated subsidiaries. Insmed and ARIKAYCE are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 12, 2021

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The Board of Directors (the Board) of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders on May 12, 2021, at 9:00 a.m. Eastern time (the Annual Meeting), and any adjournment or postponement thereof. Due to the COVID-19 pandemic and related public health concerns, the Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/INSM2021. We intend to make the Proxy Statement and related proxy materials available to our shareholders on or about April 1, 2021.

Information about the Annual Meeting and Voting at or Prior to the Annual Meeting

Why Did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we have elected to mail to many of our shareholders a Notice of Internet Availability of the Proxy Materials (the Notice) instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

Who May Vote Shares in Connection with the Annual Meeting?

Shareholders of record at the close of business on March 19, 2021 (the Record Date), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 103,270,236 outstanding shares of our common stock, $0.01 par value per share (the Common Stock). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

Who May Participate in the Annual Meeting?

This year’s Annual Meeting will take place virtually through the Internet, in light of the COVID-19 pandemic and related public health concerns. We have designed the format of this year’s Annual Meeting to ensure that our shareholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the close of business on the Record Date, or if you hold a valid proxy for the meeting, as described below. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/INSM2021, you must enter the 16-digit control number found on your notice, proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.

What is a Shareholder of Record and How Can I Vote if I am a Shareholder of Record?

If, as of the close of business on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote by proxy in advance or at the Annual Meeting.

1

If you are a shareholder of record, you may vote or submit a proxy as follows:

1.	By Internet—

Before the Annual Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the Notice or proxy card through 11:59 p.m. Eastern Time on Tuesday, May 11, 2021. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.

During the Annual Meeting—You may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your notice or proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/INSM2021.

2.	By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions through 11:59 p.m. Eastern Time on Tuesday, May 11, 2021. Have your notice, proxy card or other proxy materials in hand when you call and follow the voting instructions given to you over the phone.

3.	By Mail—Complete and sign the proxy card and mail it in accordance with the instructions on the proxy card. Completed proxy cards must be received by 11:59 p.m. Eastern Time on Tuesday, May 11, 2021.

In all cases, your shares will be voted according to your instructions.

What is a Beneficial Owner of Shares and How Can I Vote if I am a Beneficial Owner?

If, on the Record Date, your shares of our Common Stock were not held in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record of shares of our Common Stock for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. See “What Matters at the Annual Meeting are ‘Routine’ and ‘Non-Routine’?” below. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/INSM2021. If you are a beneficial owner, you may not vote your shares at the Annual Meeting unless you enter the 16-digit control number found on your notice, proxy card or other proxy materials.

What if I Need Technical Assistance During the Annual Meeting?

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 12, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

What is the Quorum Requirement?

A quorum of shareholders is necessary to hold the Annual Meeting. Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting (or 51,635,119 shares as of the Record Date) will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended (Articles of Incorporation). Votes withheld, abstentions and broker non-votes count as present for establishing a quorum.

What Matters at the Annual Meeting are “Routine” and “Non-Routine”?

Proposal 1, the election of Class III directors, Proposal 2, the advisory vote on the 2020 compensation of our named executive officers, and Proposal 4, the approval of an amendment to the Insmed Incorporated 2019 Incentive Plan (the 2019 Incentive Plan), are non-routine matters. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is a routine matter. If you are a beneficial owner of shares of our Common Stock and do not instruct your broker or other agent how to vote, your shares will not be voted on “non-routine” matters and your shares will be “broker non-votes” with respect to those proposals.

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What are the Voting Requirements to Approve Each Proposal to be Submitted to Shareholders?

The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal		Vote Required	Board Recommendation
1.	Election of four Class III directors	Plurality of votes cast	FOR
2.	Advisory vote to approve the 2020 compensation of our named executive officers	Majority of votes cast	FOR
3.	Ratification of appointment of Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for the year ending December 31, 2021	Majority of votes cast	FOR
4.	Approval of an amendment to the 2019 Incentive Plan	Majority of votes cast	FOR

Proposal 1, the election of Class III directors, requires a plurality of the votes cast. This means that the four nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a director resignation policy, under which a director nominee in an uncontested election must submit his or her resignation for consideration by our Nominations and Governance Committee of the Board (the Nominations and Governance Committee) and our Board if the number of votes withheld with respect to such director’s election exceeds the number of votes “for” such director’s election. See “Corporate Governance—Corporate Governance Matters—Director Resignation Policy” for additional information.

Proposal 2, the advisory vote on the 2020 compensation of our named executive officers, is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee of the Board (the Compensation Committee). We value the input of our shareholders, and in the event that Proposal 2 is not approved by a majority of votes cast, the Board and the Compensation Committee will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Proposal 3, the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2021, does not require shareholder ratification under Virginia law, our Articles of Incorporation, or our Amended and Restated Bylaws (Bylaws). However, the Board is submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate governance. In the event that Proposal 3 is not approved by a majority of votes cast, the Audit Committee will consider the vote in future independent auditor selection decisions.

Proposal 4, the approval of an amendment to the 2019 Incentive Plan, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

What Is the Effect of Votes Withheld, Abstentions and Broker Non-Votes On Each of the Proposals?

Votes that are withheld or any abstentions from voting will not be counted in determining the number of votes cast with respect to any of the proposals. As explained above, because Proposals 1, 2 and 4 are considered “non-routine,” if a beneficial owner does not instruct its broker or other agent how to vote such beneficial owner’s shares, broker non-votes will result. Broker non-votes will not be counted in determining the number of votes cast with respect to these proposals. Because Proposal 3 is considered “routine,” a beneficial owner’s broker or other agent will have discretion to vote any shares with respect to which such beneficial owner does not provide instructions, and no broker non-votes will occur with respect to this proposal.

What if I Submit a Proxy But Do Not Specify How I Would Like to Vote?

If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted as follows:

•	FOR the election of each of the four Class III nominees for director;

•	FOR the approval of the 2020 compensation of our named executive officers;

•	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2021; and

•	FOR the approval of an amendment to the 2019 Incentive Plan.

Unsigned proxy cards will not be voted.

3

What If Other Matters Not Described Herein Are Brought Before the Annual Meeting for Action by the Shareholders?

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

How Can I Revoke a Proxy Once I Have Voted?

Anyone giving a proxy may revoke it at any time before it is exercised by voting at the Annual Meeting or by delivering, including by phone or Internet, a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed, properly delivered and not revoked, will be voted at the Annual Meeting.

What is the Expected Cost of Soliciting Proxies and Who Will Pay for this Cost?

We will pay the cost of soliciting proxies. In addition to the use of mail and e-mail, proxies may be solicited in person or by telephone by our employees, with no additional remuneration. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

Principal Executive Offices of Insmed

The address of our principal executive offices is 700 US Highway 202/206, Bridgewater, New Jersey 08807.

4

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Bylaws currently provide that our Board will consist of not less than six or more than 10 directors. Our Board has adopted resolutions providing for up to 10 directors. The directors are divided into three classes—Class I, Class II, and Class III. Each class of directors serves for three years on a staggered term basis, and the term of our Class III directors will expire at the Annual Meeting. Accordingly, the Board has nominated David R. Brennan, Leo Lee, Carol A. Schafer, and Melvin Sharoky, M.D., for election as Class III directors. Each of the nominees was recommended for election by the Nominations and Governance Committee, and such recommendation was approved by the Board. If elected, the term of office for these nominees will expire at our 2024 Annual Meeting of Shareholders. If one of these bona fide nominees set forth in this Proxy Statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The information below describes the primary experience, qualifications and skills of Mr. Brennan, Mr. Lee, Ms. Schafer, and Dr. Sharoky.

David R. Brennan, age 67

•       Director since May 2014

•       Lead Independent Director since November 2018

•       Member of the Compensation Committee

Career Highlights:

•       Alexion Pharmaceuticals (Nasdaq: ALXN) (2016 - 2017)

○    Interim CEO

•       AstraZeneca PLC (NYSE: AZN) (1999 - 2012)

○    CEO

○   Executive Vice President of North America

○   Senior Vice President of Commercialization and Portfolio Management

○   Director

•        Astra Merck, Inc. (1995 - 1999)

•         Merck & Co., Inc. (1975 - 1994)

Current Public Board Service: • Chairman, Alexion Pharmaceuticals Education: • Gettysburg College - B.A., business administration

Qualifications: Mr. Brennan has nearly 40 years of experience in the pharmaceutical industry. The Board believes that

Mr. Brennan’s experience at public pharmaceutical companies, including board experience and roles in executive management, commercialization and product management, makes him a valuable asset to the Board.

5

Leo Lee, age 51

•        Director since May 2018

•        Member of the Compensation Committee

•        Member of the Science and Technology Committee

Career Highlights:

•       Novartis Pharma (2020 - present)

○      President, Japan

•      Regeneus Ltd. (ASX: RGS) (Regeneus)

(2017 -present)

○       Non-Executive Director

○        CEO (2019 – 2020)

•       Merck KGaA (2015 - 2017)

○        President, Japan

•        Allergan plc (2011 - 2015)

○        President, Japan

•       Merck & Co. (2008 - 2011)

○         Vice President of Sales

•        IQVIA (Cegedim Dendrite) (2003-2008)

○          General Manager

○          Vice President of Sales and Marketing, Asia

Pacific

○          Director of Global Accounts Operation, Asia

•        Accelrys, Inc. (1997 - 2003)

○          Senior Director of Western Regional Sales

○           President and Representative Director

○           General Manager of Asia Pacific

○           Sales Manager for Asia Pacific

Current Public Board Service: • Non-Executive Director, Regeneus Education: • University of California, Los Angeles -B.S.,molecular genetics and microbiology
Qualifications: Mr.Lee has more than 21 years of experience in the pharmaceutical industry in Japan. The Board believes that Mr.Lee’s experience in commercial leadership roles in Japan and the Asia Pacific region brings value to the Board as the Company seeks to expand in this geography.

6

Carol A. Schafer, age 57

•       Director since April 2020

•       Member of the Audit Committee

•       Member of the Nominations and Governance Committee

Career Highlights:

•       Hyphen Advisors, LLC (2018 - present)

○      Managing Partner

•       Wells Fargo Securities (2007 - 2018)

○      Vice Chair, Equity Capital Markets

○       Managing Director

•        Lexicon Pharmaceuticals (Nasdaq: LXRX)

(2003 - 2007)

○      Vice President, Finance and Business Development

•        J.P. Morgan (1986 - 2003)

○      Managing Director, Equity Capital Markets Sector Head

○      Vice President

Current Public Board Service:

•      Director, Idera Pharmaceuticals, Inc. (Nasdaq: IDRA)

•      Director, Five Prime Therapeutics, Inc. (Nasdaq: FPRX)

•       Director, Repare Therapeutics, Inc. (Nasdaq: RPTX)

Education:

•       Boston College - B.A., mathematics and computer science

•       New York University Stern School of Business - M.B.A.

Qualifications: Ms. Schafer has more than 25 years of experience in investment banking, corporate finance and business development in the pharmaceutical and biotechnology industries, including significant experience in financing and equity capital markets, making her a valuable asset to the Board.

7

Melvin Sharoky, M.D., age 70

•       Director since May 2001

•       Chairman from June 2009 - December 2010

•       Member of the Nominations and Governance Committee

•       Member of the Science and Technology Committee

Career Highlights:

•       Par Pharmaceutical Companies, Inc. (2007 - 2012)

○       Director until acquisition by Endo International plc (Nasdaq: ENDP)

•        Somerset Pharmaceuticals, Inc. (1995 - 2001; 2002 - 2007)

○        President

○         CEO

○         Consultant

•       Watson Pharmaceuticals, Inc. (now Allergan PLC) (1995 - 1998)

○          President

•       Circa Pharmaceuticals, Inc., a wholly-owned subsidiary of Watson Pharmaceuticals, Inc. (1988 - 1998)

○          President

○          CEO

•        Pharmakinetics Laboratories, Inc. (1986 - 1988)

○           Vice President

○            Chief Medical Officer

Education: • University of Maryland in Baltimore County- B.A., biology • University of Maryland School of Medicine -M.D.
Qualifications: Dr. Sharoky has more than 30 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky’s background as an executive of pharmaceutical companies, as well as his public company board service, brings valuable senior management, leadership, financial and strategic planning experience to our Board.

Vote Required for Election of Director Nominees

Our Class III directors will be elected by a plurality of the votes properly cast at the Annual Meeting. Votes withheld and broker non-votes will not have any effect on the outcome of this vote.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS III DIRECTOR

NOMINEES.

8

Our Remaining Board Members

The information below describes the primary experience, qualifications and skills of each of our Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D. and William H. Lewis, and Class II directors, Clarissa Desjardins, Ph.D., David W.J. McGirr, and Elizabeth McKee Anderson. The term of the Class I directors will expire at the 2022 Annual Meeting of Shareholders, and the term of the Class II directors will expire at the 2023 Annual Meeting of Shareholders.

Incumbent Directors Whose Term Expires at the 2022 Annual Meeting of Shareholders (Class I Directors)

Alfred F. Altomari, age 62

•       Director since August 2012

•       Chair of the Compensation Committee

•        Member of the Audit Committee

Career Highlights:

•       Agile Therapeutics, Inc. (Nasdaq: AGRX) (Agile) (2004 - present)

○     Chairman of the Board

○      President

○       CEO

○       Director

○       Executive Chairman

○       Consultant

•       Barrier Therapeutics, Inc. (2003 - 2008)

○        Director

○        CEO

○        Chief Operating Officer

○        Chief Commercial Officer

•        Johnson & Johnson (NYSE: JNJ) (1982- 2003)

○        Numerous executive roles in general

management, commercial operations,

business development, product launch

preparation, and finance

Current Public Board Service:

•       Executive Chairman, Agile

•        Chairman, Baudax Bio, Inc. (Nasdaq: BXRX)

Education:

•         Drexel University - B.S., finance

•         Drexel University - B.S., accounting

•         Rider University - M.B.A.

Qualifications: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari’s executive experience in pharmaceutical companies with commercialized products, product launches, and more than 20 years of focus on the development and marketing of specialty pharmaceutical products, along with his public company board service, makes him uniquely suited to guide the Board in strategic planning, as well as operational and commercial matters.

9

Steinar J. Engelsen, M.D., age 70

•         Director since November 1999

•         Director of Insmed Pharmaceuticals Inc. from 1998 - 2000

•         Member of the Science and Technology Committee

•          Member of the Audit Committee

Career Highlights:

•         Teknoinvest AS (1996 - present)

○       Partner

•        Soleno Therapeutics, Inc. (Nasdaq: SLNO) (2003 - 2017), formerly known as Capnia, Inc.

○        Director

•       Centaur Pharmaceuticals, Inc. (2000)

○         Acting CEO

•        Hafslund Nycomed AS (1989 - 1996)

○       Senior Vice President, Research and Development among other management positions

Education and Certifications: • University of Oslo- M.S., nuclear chemistry • University of Oslo - M.D. • Norwegian School of Economics- Certified European Financial Analyst
Qualifications: Dr. Engelsen has more than 30 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen’s finance and management experience as well as his public company board experience in biopharmaceutical companies enables him to provide operating insights.

William H. Lewis, age 52

•       Chair of the Board since November 2018

•        Director since September 2012

•        President and CEO since September 2012

•        Consultant to Board from June -September 2012

Career Highlights:

•          Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR) (Aegerion) (2005 - 2011)

○     Co-founder

○      President

○      Chief Financial Officer

•        Wells Fargo & Co. (2002 - 2004)

•         Robertson Stephens Capital (2000 - 2002)

•         JP Morgan Chase & Co. (1995 - 2000)

•         Foreign Service for the U.S. Government (1989 - 1992)

Current Public Board Service:

•       Director, Helix Acquisition Corp. (Nasdaq: HLXA)

Current Private Board and Other Service:

•       Chair of the Board of Trustees, BioNJ

Education:

•       Oberlin College - B.A.

•       Case Western Reserve University - M.B.A.

•       Case Western Reserve University - J.D.

Qualifications: Mr. Lewis has more than 15 years of executive experience in the life sciences industry and a track record of success for over 25 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company’s strategy to focus on rare disease indications, enabling Aegerion to conduct a successful initial public offering in 2010. The Board believes that Mr. Lewis brings significant qualifications to his role as Chair due to his experience as our CEO since 2012 and his experience as an executive at Aegerion. His professional experience offers the Board significant insights and experience with financing, orphan drug development and commercialization, and international business development.

10

Incumbent Directors Whose Term Expires at the 2023 Annual Meeting of Shareholders (Class II Directors)

Clarissa Desjardins, Ph.D., age 54

•       Director since November 2019

•        Chair of the Science and Technology Committee

Career Highlights:

•        Clementia Pharmaceuticals Inc. (2011-2019),

acquired by Ipsen S.A. in 2019

○      Founder

○      President and CEO

•       Centre of Excellence in Personalized Medicine (CEPMED) (2009 - 2011)

○       President and CEO

○       Director

•      Caprion Pharmaceuticals Inc. (1998 - 2007)

○       Co-Founder

○        Senior Vice President, Corporate Development

○        Director

•       Advanced Bioconcept Inc. (1992 - 1998)

○         Co-Founder

○         Vice President, Business Development

Current Public Board Service:

•      Director, BELLUS Health Inc. (Nasdaq: BLU; TSX: BLU)

•      Director, Xenon Pharmaceuticals Inc. (Nasdaq: XENE)

Education:

•       McGill University - B.Sc., anatomical sciences and history and philosophy of science

•       McGill University - Ph.D., neurology and neurosurgery

•       McGill University - Medical Research Council postdoctoral fellow, Douglas Hospital Research Centre

Qualifications: Dr. Desjardins has more than 20 years of leadership experience in biotechnology, pharmaceuticals and research. The Board believes that Dr. Desjardins’ skills, including her unique experience in the founding of several pharmaceutical and biotechnology companies, leadership roles, corporate development expertise, public company experience and medical education, make her a valuable asset to the Board.

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David W.J. McGirr, age 66

•    Director since October 2013

•        Chair of the Audit Committee

Career Highlights:

•         Menlo Therapeutics Inc. (2017 - 2020)

○      Director until merger with Foamix Pharmaceuticals Ltd.

•         Roka Bioscience, Inc. (2013 - 2018)

○      Director until sale of assets to the Institute for Environmental Health, Inc.

•        Relypsa, Inc. (2013 - 2016)

○       Director until acquisition by Galencia AG

•      Cubist Pharmaceuticals, Inc. (2002 - 2014), acquired by Merck & Co., Inc. (NYSE: MRK) in 2015

○        Senior Advisor to the CEO

○        Senior Vice President

○        Chief Financial Officer

○        Treasurer

•        hippo inc. (1999 - 2003)

○        Chief Operating Officer

○         President

○         Director

•        GAB Robins North America, Inc. (1996 - 1999)

○         CEO

○         President

•        Private Equity Investor (1995 - 1996)

•        S.G. Warburg Group (1978 - 1995)

○        Chief Financial Officer (U.S.)

○        Chief Administrative Officer

○        Managing Director of S.G. Warburg & Co., Inc.

Current Public Board Service:

•       Director, Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM)

•       Director, X4 Pharmaceuticals, Inc. (Nasdaq: XFOR), formerly known as Arsanis, Inc.

Education:

•       University of Glasgow - B.S., civil engineering

•        University of Pennsylvania - M.B.A.

Qualifications: Mr. McGirr has more than 30 years of experience as a senior financial executive, including nearly 12 years at Cubist, during which the company secured a number of product approvals and launched these products across multiple markets. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company executive and board experience, capital markets insight, operational and corporate development experience, and significant expertise in the healthcare sector, specifically with infectious diseases. Mr. McGirr’s background as a senior financial executive provides significant value to the Board in the areas of accounting, financing and business development.

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Elizabeth McKee Anderson, age 63

•        Director since November 2018

•       Chair of the Nominations and Governance Committee

Career Highlights:

•       Janssen Pharmaceuticals, Inc., a Johnson & Johnson company (2003 - 2014)

○      Worldwide Vice President, Global Strategic Marketing and Market Access, Infectious

Diseases and Vaccines

○       Worldwide Vice President, Global Strategic Marketing and Market Access, Vaccines

○      Worldwide Vice President, Immunology, Global Strategic Marketing

○      Worldwide Vice President, BIO Strategic Marketing

○      Vice President, Global Biologics Strategic Marketing, Centocor

○      Vice President, Strategic Planning & Market Research, Centocor

•       Wyeth (1997 - 2002)

○      Vice President & General Manager, Wyeth

Lederle Vaccines

•       Rhone-Poulenc Rorer Pharmaceuticals Inc. (1993 - 1997)

○       Senior Vice President and General Manager,

North America, Centeon LLC

○       Vice President and General Manager, North America, Armour Pharmaceutical Company

○       Vice President, Worldwide Business Operations, Armour Pharmaceutical Company

•       American National Red Cross (1983 - 1993)

•       Mobay Chemical Company (1979 - 1983)

Current Public Board Service:

•       Director, Bavarian Nordic A/S (CHP: BAVA)

•       Director, BioMarin Pharmaceutical Inc. (Nasdaq: BMRN)

•       Director, Revolution Medicines, Inc. (Nasdaq: RVMD)

Current Private Board and Other Service:

•       Director, Aro Biotherapeutics Inc.

•       Member of the Board of Trustees, The Wistar Institute

Education:

•         Loyola University Maryland - M.B.A., finance

•         Rutgers University - B.S., engineering

Qualifications: Ms. Anderson has over 30 years of leadership in biotechnology, pharmaceuticals and vaccines. The Board believes that Ms. Anderson’s experience, including extensive global marketing and infectious disease experience, makes her well-suited to guide the Board in commercial and market access matters.

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Executive Officers

The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	52	President and CEO	September 2012—Present
Sara Bonstein	40	Chief Financial Officer	January 2020—Present
Roger Adsett	52	Chief Operating Officer	September 2016—Present
Martina Flammer, M.D.	57	Chief Medical Officer	October 2019—Present
Christine Pellizzari	53	Chief Legal Officer	July 2013—Present
S. Nicole Schaeffer	52	Chief People Strategy Officer	January 2013—Present
John Soriano	59	Chief Compliance Officer	January 2018—Present

William H. Lewis. Mr. Lewis’s biographical information is summarized above under “Incumbent Directors Whose Term Expires at the 2022 Annual Meeting of Shareholders (Class I Directors).”

Sara Bonstein. Ms. Bonstein joined Insmed as Chief Financial Officer in January 2020. Ms. Bonstein brings more than 15 years of operational and financial leadership in the life sciences industry. Prior to joining the Company, Ms. Bonstein was Chief Financial Officer and Chief Operating Officer of OncoSec Medical Incorporated, positions she held since May 2018. From February 2014 to April 2018, Ms. Bonstein served as the Chief Financial Officer, Secretary, Treasurer and Executive Vice President at Advaxis, Inc. Prior to Advaxis, Ms. Bonstein was a Six Sigma Champion & Black Belt at Eli Lilly and Company (Lilly) from January 2012 to February 2014. From August 2004 to December 2011, Ms. Bonstein served in various finance roles at ImClone Systems (acquired by Lilly in 2008), including Director of Development Finance. From 2001 to 2004, Ms. Bonstein served in various roles at Johnson & Johnson. Ms. Bonstein has served on the Board of scPharmaceuticals Inc. (Nasdaq: SCPH) since July 2020. Ms. Bonstein holds a Masters of Business Administration from Rider University and a Bachelor of Science in Finance from The College of New Jersey.

Roger Adsett. Mr. Adsett joined Insmed as Chief Commercial Officer in September 2016 and was promoted to Chief Operating Officer in November 2019. Mr. Adsett has over 20 years of experience in the global biotechnology and pharmaceutical industry. From January 2015 to September 2016, Mr. Adsett was Senior Vice President, Head of Gastrointestinal and Internal Medicine Business Unit at Shire Plc (Shire), a global specialty biopharmaceutical company. From August 2008 to January 2015, Mr. Adsett was Senior Vice President, Gastrointestinal Business Unit Leader at Shire. From October 2005 to August 2008, Mr. Adsett was General Manager, Oral IBD Products of the Gastroenterology Business Unit of Shire. From November 1994 to October 2005, Mr. Adsett held various marketing and commercial roles at AstraZeneca plc, a multinational pharmaceutical and biopharmaceutical company. Mr. Adsett was a senior analyst at Accenture PLC, a global professional services company, from September 1991 to November 1994. Mr. Adsett holds a Masters of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts in English and Economics from Bucknell University.

Martina Flammer, M.D. Dr. Flammer joined Insmed as Chief Medical Officer in December 2019. Dr. Flammer has over 17 years of experience in both medical and commercial roles in the global biotechnology and pharmaceutical industry. From February 2018 to October 2019, Dr. Flammer was Head of Corporate Division Customer Value, Senior Vice President at Boehringer Ingelheim International. From 2012 to 2018, Dr. Flammer held various positions at Boehringer Ingelheim, including Vice President, Clinical Development and Medical Affairs (2016 - 2018), Vice President of Medicine, Regulatory Affairs & Pharmacovigilance (2014 - 2016), and Senior Global Medical Director, Clinical Development & Medical Affairs Virology (2012 - 2014). Prior to her time at Boehringer Ingelheim, Dr. Flammer served in various roles at Pfizer, Inc. from 2000 to 2011. Dr. Flammer holds an M.B.A. from New York University Stern School of Business and an M.D. from University of Vienna Medical School.

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Christine Pellizzari. Ms. Pellizzari joined Insmed as General Counsel and Corporate Secretary in July 2013 and was promoted to Chief Legal Officer in January 2018. Ms. Pellizzari has over 20 years of experience in the global biotechnology and pharmaceutical industry, including senior-level leadership roles. From August 2007 to December 2011, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion and served as a legal consultant for Aegerion from January 2012 to June 2012. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided the global pharmaceutical industry with sales effectiveness, promotional and compliance solutions until it was acquired by Cegedim S.A. in 2007. Prior to her tenure at Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

S. Nicole Schaeffer. Ms. Schaeffer joined Insmed as Senior Vice President, Human Resources and Corporate Services in January 2013 and was promoted to Chief People Strategy Officer in January 2018. From October through December 2012, Ms. Schaeffer was a consultant to Insmed. Ms. Schaeffer has more than 25 years of experience in human resources, organizational development, corporate operations, and building life science organizations. From March 2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics where she was responsible for the human resources, facilities, and information technology functions. Prior to Amicus, she served as Senior Director, Human Resources, for three portfolio companies of Flagship Ventures (now Flagship Pioneering), a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Masters of Business Administration degree from Boston University.

John Soriano. Mr. Soriano joined Insmed as Chief Compliance Officer in January 2018, bringing over 30 years of experience in legal and compliance leadership roles. From August 2010 to November 2017, Mr. Soriano served as Senior Vice President and Chief Compliance Officer at Celgene Corporation, where he oversaw the Global Compliance Program. From November 2000 to February 2010, Mr. Soriano served as Vice President-Compliance and Deputy General Counsel at Ingersoll-Rand Company. Prior to that, Mr. Soriano worked as a litigation attorney at Becton Dickinson and Co. (December 1998 - November 2000), Johnson & Johnson (February 1998 - December 1998), and Simpson Thacher & Bartlett (September 1987 - February 1998). Mr. Soriano received his Bachelor of Arts degree from Princeton University’s Woodrow Wilson School of Public and International Affairs and his Juris Doctor degree from Harvard Law School.

CORPORATE GOVERNANCE

Corporate Governance Matters

Corporate Governance Materials and Practices. Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter, Science and Technology Committee Charter, and Director Resignation Policy are posted on our website at www.insmed.com under the heading “Investors—Corporate Governance.” None of the information in or that can be accessed through our website is incorporated by reference in this Proxy Statement. Our corporate governance practices include the following:

•	The Board currently has a lead independent director, which our Corporate Governance Guidelines require in the event that the positions of Chair and CEO are combined, and all of our non-employee directors and Board committee members are independent.

•	The Board has adopted a director resignation policy for uncontested director elections.

•	The Board oversees succession planning for executive officers, including the CEO.

•	Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis.

•	Directors may retain their own independent advisors, at our expense.

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•	The Board and each committee thereof conduct self-evaluations at least once per year to assess their performance and ways in which performance could be improved.

•	Our Board addresses the importance of incorporating new viewpoints on the Board through the director evaluation and nomination process. Our director composition reflects a mix of tenure on the Board (ranging from less than one year to 21 years), which we believe provides an effective balance of historical perspective and an understanding of the evolution of the Company with fresh perspectives and insights.

•	Share ownership guidelines are in place for our directors and executive officers.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our CEO, chief financial officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers, and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by making disclosures concerning such matters available on our website at www.insmed.com under the heading “Investors—Corporate Governance.”

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities and establish a framework for our corporate governance practices. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our shareholders.

Meetings of the Board. The Board held nine meetings during 2020. Each director attended at least 75% of the aggregate number of Board and committee meetings that occurred in 2020 during his or her tenure on the Board.

Director Resignation Policy. Any nominee for director in an uncontested election who has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election must submit his or her resignation to the Board promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Nominations and Governance Committee will make a recommendation to the Board as to whether to accept or reject the submitted resignation. Within 45 days after receiving this recommendation, the Board must accept or reject the resignation or pursue another action unless doing so would cause us to fail to comply with federal or state law or Nasdaq listing standards. If more than a majority of the members of the Nominations and Governance Committee do not receive a greater number of votes cast “for” their election than votes “withheld,” the independent directors whose classes were not nominated for election will appoint a special committee to consider the resignations and make a recommendation to the Board. Any director whose resignation is under consideration will not participate in any deliberation or vote regarding his or her resignation. If the Board accepts a director’s resignation pursuant to this policy, the Board may decrease the size of the Board or fill the resulting vacancy in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws.

Independence of the Directors. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominations and Governance Committee. The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards of the Nasdaq listing standards: Mr. Altomari, Mr. Brennan, Dr. Desjardins, Dr. Engelsen, Mr. McGirr, Ms. Anderson, Ms. Schafer, Dr. Sharoky and Mr. Lee. Mr. Lewis is not considered independent because he is currently employed by the Company.

Board’s Role in Strategy. The Board actively participates in Company strategy decisions and oversight throughout the year. The Board annually reviews the company’s strategic plan, including key risks and decisions facing the Company.

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Director Nominating Process

Our Nominations and Governance Committee, which is described more fully below under “Corporate Governance—Committees of the Board—Nominations and Governance Committee,” serves as an independent and objective party to identify, assess, recruit and recommend to the Board qualified candidates for directorship, consistent with criteria approved by the Board, and establishes and annually reviews such criteria based on factors it considers appropriate. The Board evaluates each nominee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best oversee the business and affairs of the Company and use its diversity of experience to represent shareholder interests through the exercise of sound judgment. The Board seeks director nominees with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience, among other areas. Among the factors that the Board and the Nominations and Governance Committee consider are strength of character, sound business judgment, career specialization, relevant technical skills, independence, the ability to commit sufficient time to the Board, and the extent to which the candidate would fill a present need on the Board, along with geographic, gender, age, racial and ethnic diversity.

Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described above. The Nominations and Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board member, as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of the Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders. The Nominations and Governance Committee’s charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under “Corporate Governance—Communications with the Board.” In accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting, and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our Bylaws and summarized in this Proxy Statement under the heading “Proposals for 2022 Annual Meeting.”

Communications with the Board

The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807. All communications sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

Our policy is that directors are expected to make reasonable efforts to attend the annual meeting of shareholders absent unusual circumstances. All directors then on the Board attended the 2020 Annual Meeting of Shareholders.

Board Leadership Structure

The Board believes that it is in the best interests of the Company to maintain the flexibility to make determinations about the separation of the positions of Board Chair and CEO. The Nominations and Governance Committee considers this structure as part of its annual review of the size, organization, structure, composition and operations of the Board and its committees. In November 2018, Mr. Lewis, our CEO, was appointed Chair of the Board and Mr. Brennan was elected as Lead Independent Director. The Board believes that its current leadership structure, with Mr. Lewis serving as CEO and Chair and Mr. Brennan serving as our Lead Independent Director, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Brennan are actively engaged on significant matters affecting us, such as long-term strategy. The CEO has overall responsibility for all aspects of our operation, while the Lead Independent Director has a greater focus on governance of the Company, including oversight of the Board. We believe the combined role of CEO and Chair balanced with the shared leadership with the Lead Independent Director is a strength for the Company. As our Lead Independent Director, Mr. Brennan calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, oversees the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and management and has the right to and often does attend Board committee meetings.

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Committees of the Board

Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominations and Governance Committee and the Science and Technology Committee.

Audit Committee

Composition and Attendance. Our Audit Committee consists of Mr. McGirr (Chair), Mr. Altomari, Dr. Engelsen, and Ms. Schafer, each of whom is an independent Board member. During 2020, the Audit Committee held six meetings.

Responsibilities and Duties. The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company as well as overseeing our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

•	the auditing, accounting, and financial reporting processes, including the audits of our financial statements;

•	our systems of internal controls regarding finance and accounting that we have established;

•	the qualifications and independence of our independent registered public accounting firm;

•	the appointment, retention and performance of our independent registered public accounting firm and the performance of any internal audit functions; and

•	our compliance with legal and regulatory requirements.

The Audit Committee reviews and reassesses the adequacy of its charter at least annually.

Committee Independence. Our Board has determined that all four of the current Audit Committee members, Mr. McGirr, Mr. Altomari, Dr. Engelsen, and Ms. Schafer, satisfy the heightened independence requirements of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Financial Literacy and Expertise. Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheet, statement of comprehensive income/loss, statement of cash flows, and statement of shareholders’ equity. Our Board also has determined that each of Mr. McGirr and Ms. Schafer is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC and has accounting or related financial management expertise as required under the Nasdaq listing standards.

Compensation Committee

Composition and Attendance. Our Compensation Committee consists of Mr. Altomari (Chair), Mr. Brennan, and Mr. Lee, each of whom is an independent Board member. During 2020, the Compensation Committee held seven meetings.

Responsibilities and Duties. The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Compensation Committee’s primary objectives are to develop and maintain an executive compensation program that:

•	creates a direct relationship between pay levels and corporate performance and returns to shareholders;

•	provides overall competitive pay levels to effectively attract and retain executive talent;

•	creates proper incentives to enhance shareholder value; and

•	rewards performance.

The Compensation Committee reviews and reassesses the adequacy of its charter at least annually.

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Committee Independence and Related Requirements. Our Board has determined that all three of the current Compensation Committee members, Mr. Altomari, Mr. Brennan, and Mr. Lee, satisfy the heightened independence requirements of the Nasdaq listing standards. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules under Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code and Section 162(m)).

Nominations and Governance Committee

Composition and Attendance. Our Nominations and Governance Committee consists of Ms. Anderson (Chair), Ms. Schafer, and Dr. Sharoky, each of whom is an independent Board member. During 2020, the Nominations and Governance Committee held four meetings.

Responsibilities and Duties. The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

•	assists the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at shareholder meetings and to fill vacancies on the Board;

•	makes recommendations to the Board regarding Board and committee organization, structure and composition;

•	evaluates the overall effectiveness of the Board and its committees; and

•	develops and assesses the Company’s corporate governance policies and practices, including risks related to such policies and practices.

The Nominations and Governance Committee reviews and reassesses the adequacy of its charter at least annually.

Science and Technology Committee

Composition and Attendance. Our Science and Technology Committee consists of Dr. Desjardins (Chair), Dr. Engelsen, Mr. Lee, and Dr. Sharoky, each of whom is an independent Board member. During 2020, the Science and Technology Committee held five meetings.

Responsibilities and Duties. The Science and Technology Committee assists our Board in its oversight of the Company’s preclinical research and development (R&D) activities and its clinical development activities and decisions. The Science and Technology Committee:

•	reviews with the Company the third-party competitive landscape related to the Company’s preclinical R&D and clinical development activities;

•	monitors and identifies significant new and emerging trends in science and technology, including R&D, and provides strategic advice to the Board regarding such issues and trends;

•	reviews with the Company current and planned technology initiatives and provides feedback to the Board regarding such initiatives;

•	advises the Board on the scientific aspects of business development transactions; and

•	assists the Company in reviewing, as requested, the capabilities of the Company’s current and prospective key scientific personnel and the depth and breadth of the Company’s scientific resources.

The Science and Technology Committee reviews and reassesses the adequacy of its charter at least annually.

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The Role of the Board in Risk Oversight

The Board has primary responsibility for overseeing the Company’s risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chair reports to the Board regarding the committee’s considerations of management’s processes for identifying, evaluating, and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our manufacturing and supply chain, and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees have full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development.

The Audit Committee is responsible for overseeing the Company’s program for identifying, evaluating and controlling significant risks. The Audit Committee periodically discusses with management and the independent auditor the Company’s major risk exposures, including financial, legal, regulatory and cybersecurity risk exposures, and the steps taken to monitor, control and minimize such exposures. The Audit Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Chief Accounting Officer, external audit personnel, and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation. In February 2020, the Compensation Committee, with the assistance of Willis Towers Watson, the Company’s independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation, do not encourage management to assume excessive or inappropriate risks.

The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board’s performance, oversees the self-evaluation of each of the Board’s committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

The Science and Technology Committee oversees the Company’s efforts related to clinical activities, R&D, business development and intellectual property. The Science and Technology Committee reviews the competitive landscape related to the Company’s preclinical R&D and research activities and advises the Board on the scientific aspects of business development transactions.

Environmental, Social and Governance Considerations

As a company driven by its mission to transform patients’ lives, we take our responsibility to patients, employees, the medical community, and the communities in which we live and work very seriously. As we grow, we are enhancing our focus on a variety of environmental, social and governance (ESG) considerations. While we look to further expand our ESG strategy, we have already focused on the following areas:

•	Diversity, Equity and Inclusion: We are committed to promoting diversity in our workforce and to taking steps to support equity and inclusion for all. As of the Record Date, women represented 30% of the Board and comprised 50% of our Executive Committee. We expect to continue to enhance our Board and workforce diversity, advance the development of diverse talent and ensure diverse succession plans both in our employee workforce and our Board. These initiatives include the establishment of a series of focus groups centered around diversity and inclusivity.

•	Patient Support: Patients are at the center of our mission. As a result, we operate a robust patient support program, partake in regular, compliant interaction with patient advocacy groups and invite patients to our offices or virtually to share their experiences. Furthermore, we are committed to providing patients with access to our medicines and work with numerous stakeholders to enable this access as appropriate.

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•	Employee Wellness: We are dedicated to investing in our employees and workplace culture. As part of this effort, we have put in place several financial wellness programs for the benefit of our workforce, including an Employee Stock Purchase Plan and 401(k) match program. We have also taken several actions to promote the physical and mental wellbeing of our employees, including enacting a dogs at work policy and providing fitness classes onsite and virtually.

•	COVID-19 Support: During the COVID-19 pandemic, our employees are provided the ability to work virtually in order to flexibly manage business and home responsibilities. We have enhanced our internal communications and touch points to ensure connectivity to our workforce. With the exception of our laboratory personnel, who returned to the laboratories during the summer as certain regions opened, our employees are able to use their own discretion to use our facilities. Returning to the office has not been required for the majority of our workforce. For those who do choose to work from the office, all of our facilities have been appropriately evaluated and are maintained for social distancing and sanitation on a daily basis in line with state and CDC guidelines. We will continue to manage this situation with a focus towards the safety of our employees.

•	Environmental Impact: We are cognizant of our responsibility to our broader environment and have supported several green measures in an effort to reduce our Company’s carbon footprint, including increasing recycling efforts, providing reuseable cups to employees, installing electric car chargers, and limiting waste in food service distribution.

•	Community Service: We are committed to giving back to our communites. We partake in several employee-led community service initiaties both in the US and abroad.

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AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

The Audit Committee approves the selection of the Company’s independent registered public accounting firm and regularly meets with and holds discussions with management and the Company’s independent registered public accounting firm.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the Annual Report) with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the quality and clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (PCAOB) standards.

In addition, the Audit Committee discussed with Ernst & Young its independence from management and the Company, including the matters described in the written disclosures and letter required by PCAOB standards from Ernst & Young to the Audit Committee regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report for filing with the SEC.

THE AUDIT COMMITTEE

David W.J. McGirr, Chair

Alfred F. Altomari

Steinar J. Engelsen, M.D., C.E.F.A.

Carol A. Schafer

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Audit Committee Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company’s independent registered public accounting firm in an effort to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to pre-approve the provision of any audit-related services or non-audit services and determine they would not impair the independence of our independent registered public accounting firm. The policy prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee’s members, but any pre-approval decision must be reported to the Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young in the year ended December 31, 2020 were pre-approved in accordance with the pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the years ended December 31, 2020 and 2019, which were as follows:

	2020	2019
Audit Fees	$1,136,876	$1,196,177
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,995	1,995
Total Fees	$1,138,871	$1,198,172

Audit fees in 2020 and 2019 include fees for services performed to comply with generally accepted auditing standards. These services include the integrated year-end audit of our consolidated financial statements, attestation services with respect to our internal control over financial reporting, quarterly reviews, accounting consultations on matters addressed during the audit or quarterly reviews, review of documents filed with the SEC, and $115,000 and $125,000 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2020 and 2019, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Pursuant to our written related party policy, our Audit Committee must review and consider whether to approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the purpose and potential benefits to us of the transaction, the related party’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and whether, under all the circumstances, the transaction is not inconsistent with our best interests. Any transaction which is deemed to be a related party transaction requires the approval of a majority of the disinterested Audit Committee members.

Related Party Transactions

Since January 1, 2020, there were no related party transactions, nor are there currently any proposed related party transactions, which in accordance with SEC rules, would require disclosure in this Proxy Statement.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely upon a review of the reports filed pursuant to Section 16(a) of the Exchange Act, we believe that during the year ended December 31, 2020, our executive officers, directors and beneficial owners of more than 10% of our Common Stock timely filed all reports required under Section 16, except for the following instance: On May 15, 2020, the Company withheld shares of common stock from certain executives to satisfy tax withholding obligations in connection with the vesting of restricted stock units (RSUs). The transactions were not reported due to a clerical error. The names of the executives, date of the corrective Form 4s and number of shares of common stock withheld, respectively, are: John Soriano, August 12, 2020, 994 shares; S. Nicole Schaeffer, August 13, 2020, 1,126 shares; Christine Pellizzari, November 5, 2020, 1,575 shares; William H. Lewis, November 6, 2020, 6,361 shares; and Roger Adsett, January 6, 2021, 1,690 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our Common Stock as of the Record Date (except as otherwise noted), by:

•	each person, or group of persons, who beneficially owns more than five percent (5%) of our Common Stock, based on reports filed with the SEC pursuant to Section 13(d) of the Exchange Act;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with Section 13 of the Exchange Act and related rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date and RSUs that may vest within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following tables or pursuant to applicable community property laws, to our knowledge each shareholder named in the tables has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. As of the Record Date, there were 103,270,236 shares of Common Stock outstanding.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
FMR LLC(2)	12,088,544	11.7%
245 Summer Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.(3)	10,372,426	10.0%
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group(4)	9,363,127	9.1%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(5)	8,241,967	8.0%
55 East 52nd Street
New York, NY 10055
The Palo Alto Investors(6)	6,105,980	5.9%
470 University Avenue
Palo Alto, CA 94301
Janus Henderson Group plc(7)	5,822,413	5.6%
201 Bishopsgate EC2M 3AE
United Kingdom

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(1)	All information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified this information.

(2)

As of December 31, 2020, FMR LLC (FMR) reported an aggregate beneficial ownership of 12,088,544 shares of our Common Stock, with sole voting power over 397,297 shares and sole dispositive power over 12,088,544 shares.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 (Investment Company Act), to form a controlling group with respect to FMR.

Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)	As of December 31, 2020, T. Rowe Price Associates, Inc. (Price Associates) reported an aggregate beneficial ownership of 10,372,426 shares of our Common Stock, with sole voting power over 2,151,339 of the shares and sole dispositive power over the 10,372,426 shares. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(4)	As of December 31, 2020, The Vanguard Group and its affiliates named in the Schedule 13G/A reported aggregate beneficial ownership of 9,363,127 shares of our Common Stock, with sole voting power over 0 shares, shared voting power over 234,946 shares, sole dispositive power over 9,046,541 shares and shared dispositive power over 316,586 shares. The subsidiaries listed in Appendix A of the Schedule 13G/A filing each beneficially own 5% or greater of the outstanding shares reported therein.

(5)	As of December 31, 2020, BlackRock, Inc. reported an aggregate beneficial ownership of 8,241,967 shares of our Common Stock with sole dispositive power over 8,241,967 shares and sole voting power over 8,103,929 shares, including shares held by a number of its subsidiaries.

(6)	As of December 31, 2020, Palo Alto Investors LP (Palo Alto), PAI LLC, Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun (together, the Palo Alto Investors) reported an aggregate beneficial ownership of 6,105,980 shares of our Common Stock with shared dispositive power over 6,105,980 shares and shared voting power over 6,105,980 shares. The Palo Alto Investors filed the Schedule 13G/A jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each filer disclaims beneficial ownership of our Common Stock except to the extent of that filer’s pecuniary interest therein.

Palo Alto is a registered investment adviser and investment adviser of investment limited partnerships, and is the investment adviser to other investment funds. PAI LLC is the general partner of investment limited partnerships. Palo Alto’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock.

(7)

As of December 31, 2020, Janus Henderson Group plc (Janus Henderson) reported an aggregate beneficial ownership of 5,822,413 shares of our Common Stock, with shared voting and dispositive power over 5,822,413 shares. Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Janus Capital Management LLC (JCM), Perkins Investment Management LLC, Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited (each an Asset Manager and collectively the Asset Managers). Due to the above ownership structure, holdings for the Asset Managers are aggregated for purposes of Schedule 13G filings. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to as Managed Portfolios).

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCM may be deemed to be the beneficial owner of 5,822,413 shares or 5.6% of the shares outstanding of our Common Stock held by such Managed Portfolios. However, JCM does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

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	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers
Alfred F. Altomari(1)	20,938	*
Elizabeth M. Anderson(1)	20,114	*
David R. Brennan(1)	63,318	*
Clarissa Desjardins, M.D.(2)	13,392	*
Steinar J. Engelsen, M.D.(1)	299,009	*
Leo Lee(1)	31,062	*
David W.J. McGirr(1)	50,358	*
Carol Schafer(3)	9,702	*
Melvin Sharoky, M.D.(4)	242,932	*
William H. Lewis(5)	2,436,403	2.36%
Roger Adsett(6)	557,199	*
Sara Bonstein(7)	40,815	*
Martina Flammer, M.D.(8)	72,474	*
Christine Pellizzari(9)	559,091	*
S. Nicole Schaeffer(10)	510,781	*
John Soriano(11)	29,773	*
John Goll(12)	58,814	*
All current directors and executive officers as a group (17 persons)(13)	5,016,175	4.86%

*	Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	Includes 8,097 RSUs that will vest within 60 days of the Record Date.

(2)	Includes 8,097 RSUs that will vest within 60 days of the Record Date and 5,295 shares of our Common Stock that are held by 3669661 Canada Inc., a holding company wholly owned by Dr. Desjardins.

(3)	Includes 9,702 RSUs that will vest within 60 days of the Record Date and that are held by the Carol A. Schafer Revocable Trust.

(4)	Includes (a) 8,097 RSUs that will vest within 60 days of the Record Date, (b) 7,714 shares of our Common Stock held by the The Sharoky Family Foundation, Inc. and (c) 5,900 shares of our Common Stock held by the Baby Gator LLC.

(5)	Includes (a) 1,222,091 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 12,935 RSUs that will vest within 60 days of the Record Date, (b) 497,830 shares of our Common Stock that are subject to stock options held by the Will Lewis Family Legacy Trust and (c) 536,874 shares of our Common Stock that are subject to stock options held by the Katie Procter Dynasty Trust.

(6)	Includes 458,647 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 5,390 RSUs that will vest within 60 days of the Record Date.

(7)	Includes 31,632 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(8)	Includes 51,878 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(9)	Includes 418,370 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 6,468 RSUs that will vest within 60 days of the Record Date.

(10)	Includes 467,631 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 3,665 RSUs that will vest within 60 days of the Record Date.

(11)	Includes 3,234 RSUs that will vest within 60 days of the Record Date.

(12)	Includes 45,715 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 1,078 RSUs that will vest within 60 days of the Record Date.

(13)	Includes 3,730,668 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date and 107,248 RSUs that will vest within 60 days of the Record Date.

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PROPOSAL NO. 2

ADVISORY VOTE ON THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Information Regarding the Advisory Vote on the 2020 Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are holding a shareholder advisory vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. At the 2017 Annual Meeting, shareholders voted to hold advisory votes on an annual basis, and the Board subsequently adopted a resolution providing for such an annual vote. At the Annual Meeting, shareholders will be asked to approve the following resolution:

RESOLVED, that the shareholders of Insmed Incorporated approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement.

The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

•	align management interests with the interests of our shareholders;

•	emphasize use of “at-risk” and performance-based compensation to motivate executives to advance our interests; and

•	provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long-term success of the Company.

Please read the “Compensation Discussion and Analysis” section starting on page 28 of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the 2020 compensation of our named executive officers.

Vote Required for Approval of this Proposal

The advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of the majority of votes properly cast at the Annual Meeting. Abstentions or broker non-votes will not have an effect on the outcome of this proposal.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and our Board. Both our Compensation Committee and our Board value the opinions of our shareholders and, to the extent there is any meaningful vote against the 2020 compensation of our named executive officers, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2020 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the CD&A) explains our compensation philosophy, policies and decisions for 2020 for the following executives, whom we refer to in this CD&A and in the following tables as our named executive officers:

1.	William H. Lewis, President and Chief Executive Officer, responsible for developing, in participation with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives. Mr. Lewis was appointed as our Chair in November 2018.

2.	Sara Bonstein, Chief Financial Officer, responsible for managing all financial activities, including internal and external reporting, financial planning and analysis, treasury, accounting, tax, and investor relations.

3.	Roger Adsett, Chief Operating Officer, responsible for oversight of overall business operations, including global marketing, sales and commercial activities, business development, program management, technical operations and supply chain activities.

4.	Martina Flammer, M.D., Chief Medical Officer, responsible for leading global clinical development, clinical operations, regulatory affairs, drug safety and pharmacovigilance, and medical affairs.

5.	Christine Pellizzari, Chief Legal Officer, responsible for oversight of all corporate and litigation-related legal matters, government affairs and for providing ongoing legal support with respect to regulatory strategy, financing opportunities, business development initiatives, and intellectual property matters.

6.	John Goll, Chief Accounting Officer, served as our principal financial officer from July 2019 to January 2020.

Executive Summary of Our 2020 Business and Strategic Achievements

We are a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Our first commercial product, ARIKAYCE, is approved in the United States as ARIKAYCE (amikacin liposome inhalation suspension) and in Europe as ARIKAYCE® Liposomal 590 mg Nebuliser Dispersion. ARIKAYCE received accelerated approval in the US in September 2018 for the treatment of Mycobacterium avium complex (MAC) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options in a refractory setting. In October 2020, the European Commission (EC) approved ARIKAYCE for the treatment of nontuberculous mycobacterial (NTM) lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis. In March 2021, Japan's Ministry of Health, Labour and Welfare (MHLW) approved ARIKAYCE (amikacin liposome inhalation suspension) for the treatment of patients with NTM lung disease caused by MAC who did not sufficiently respond to prior treatment with a multidrug regimen. NTM lung disease caused by MAC (which we refer to as MAC lung disease) is a rare and often chronic infection that can cause irreversible lung damage and can be fatal.

Our clinical-stage pipeline includes brensocatib and treprostinil palmitil inhalation powder (TPIP). Brensocatib is a novel oral, reversible inhibitor of dipeptidyl peptidase 1, which we are developing for the treatment of patients with bronchiectasis and other neutrophil-mediated diseases. TPIP is an inhaled formulation of the treprostinil prodrug treprostinil palmitil which may offer a differentiated product profile for pulmonary arterial hypertension (PAH) and other rare pulmonary disorders.

In 2020, our named executive officers played critical roles in the furtherance of our mission. We continued to focus on the execution and successful US commercialization of ARIKAYCE and potential label expansion. In October 2020, the US Food and Drug Administration (FDA) approved a supplemental new drug application for ARIKAYCE, adding important efficacy data regarding the durability and sustainability of culture conversion to the ARIKAYCE label. In December 2020, we commenced the post-approval confirmatory front-line clinical trial program for ARIKAYCE in patients with MAC lung disease. The front-line clinical trial program consists of the ARISE trial, an interventional study designed to validate cross-sectional and longitudinal characteristics of patient-reported outcome (PRO) tool in MAC lung disease, and the ENCORE trial, designed to establish the clinical benefits and evaluate the safety of ARIKAYCE in patients with newly diagnosed MAC using the PRO tools validated in the ARISE trial.

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In 2020, the Company also continued its efforts to advance ARIKAYCE globally. In March 2020, we submitted a new drug application (JNDA) to Japan's Ministry of Health, Labour and Welfare (MHLW) for the treatment of patients with MAC lung disease who did not sufficiently respond to prior treatment. In June 2020, a Japanese Medical Device Notification (JMDN) was submitted to the MHLW for Lamira, the designated device for administration of ARIKAYCE. The JMDN was accepted and Lamira is authorized for use in Japan. In addition, in October 2020, the EC approved ARIKAYCE for the treatment of NTM lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis. In the fourth quarter of 2020, we launched ARIKAYCE in Germany. In February 2021, we launched ARIKAYCE in the Netherlands.

We also have a robust pipeline which includes the following product candidates:

Pipeline Stage	Product Candidate	Potential Rare Disease Area(s)
Clinical Stage	Brensocatib	Therapeutic potential in bronchiectasis and other neutrophil-mediated diseases
Clinical Stage	TPIP	Formulation that may offer a differentiated product profile for patients with PAH and other rare pulmonary disorders
Early Stage	Various pre-clinical compounds	Opportunities related to multiple rare diseases of unmet medical need, including NTM lung disease

In June 2020, we announced full results from our Phase 2 WILLOW study evaluating the efficacy, safety, and pharmacokinetics of brensocatib administered once daily in adults with non-cystic fibrosis bronchiectasis (NCFBE). Final results from the WILLOW study were published online in the New England Journal of Medicine in September 2020. In June 2020, the FDA granted breakthrough therapy designation for brensocatib for the treatment of adult patients with bronchiectasis for reducing exacerbations. In December 2020, we commenced a Phase 3 trial (the ASPEN trial) through which we will seek to confirm the positive results seen in the WILLOW study.

In September 2020, we initiated dosing of the first subjects in a Phase 1 healthy volunteer trial of TPIP in the US to assess the pharmacokinetics and tolerability profile of TPIP. In February 2021, we announced topline results from the Phase 1 study of TPIP in healthy volunteers. Data from the study demonstrated that TPIP was generally well tolerated, with a pharmacokinetic profile that supports continued development with once-daily dosing.

These strategic advancements were made despite the operational challenges presented by COVID-19. Our named executive officers moved swiftly to implement business continuity plans that prioritized the health and safety of our employees while ensuring we could continue to progress our work and support our customers and patients. Where possible, employees were provided the ability to work virtually. Our workplaces and laboratory facilities were evaluated and maintained for social distancing and sanitation on a daily basis in line with state and the guidelines of the Centers for Disease Control and Prevention.

To complement our internal research and development, we actively evaluate in licensing and acquisition opportunities for a broad range of rare diseases.

More broadly from a strategic and operational standpoint, in 2020 we expanded our leadership team with talented executives in key financial, medical, commercial, sales, and clinical roles.

Compensation Philosophy and Principles

We operate in a competitive, rapidly changing and heavily-regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative, and the skills, talent, and dedication of our executive officers are critical components to this success. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, and incentivize the best possible talent. The Company’s compensation program for named executive officers is structured to implement the following guiding principles:

Alignment with Shareholder Interests. A significant portion of our named executive officers’ compensation is in the form of equity awards based on our belief that equity awards align management’s interests with the creation of future shareholder value.

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Use of “At-Risk” Compensation to Incentivize Executives. A substantial portion of our named executive officers’ compensation is based on “at risk,” or variable, compensation, such as annual cash incentives and stock options. We believe this mix of compensation best aligns the interests of our named executive officers with those of our shareholders over time and contributes to the achievement of short-term goals and the advancement of our long-term strategy through long-term goals. In 2020, approximately 89% of our CEO’s compensation was “at risk,” and 82% of our other named executive officers’ compensation was “at risk”. The charts below reflecting compensation to our non-CEO named executive officers do not include compensation paid to Mr. Goll, who served as our principal financial officer until January 31, 2020.

2020 CEO Compensation	Variable Performance-Based vs. Guaranteed CEO Compensation for 2020

2020 Other NEO Compensation	Variable Performance-Based vs. Guaranteed Other NEO Compensation for 2020

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Pay for Performance. We reward the named executive officers for attaining established Company and individual goals. The attainment of these goals requires the named executive officer to dedicate his or her time, effort, skills and business experience to the long-term success of the Company and the maximization of shareholder value. A significant portion of the named executive officers’ compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance. Short-term performance of our named executive officers is principally rewarded through annual cash incentives that reflect the achievement of corporate goals and, with respect to named executive officers other than our President and CEO, individual goals. Long-term performance of our named executive officers is largely rewarded through stock option and RSU awards that are eligible to vest based on continued service and have a value tied to share price appreciation.

Pay competitively to attract and retain skilled executive officers. The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate our executive officers for the success of the Company from a competitive standpoint, so that they remain with the Company and continue to contribute to the Company’s long-term success. We seek to achieve this objective by granting equity in a combination of stock options and RSU awards that vest based on continued service.

At our 2020 Annual Meeting of Shareholders, we held an advisory vote on the compensation of our named executive officers. Over 97% of the shares voted were voted in favor of our say-on-pay proposal. The Compensation Committee considered these voting results and believes they affirm the Company’s compensation philosophy and the principles discussed above.

Corporate Governance Perspectives on our Executive Compensation Program

We believe the following aspects of our executive compensation program reflect our commitment to strong corporate governance:

•	Our Compensation Committee has overall responsibility for executive compensation plans, policies and programs, although our independent Board members approve recommendations made by our Compensation Committee regarding the compensation of our President and CEO;

•	Performance metrics that govern incentive compensation are established by our Compensation Committee at the start of each fiscal year and are reviewed by our Compensation Committee at the end of the year;

•	Our executive compensation program, in the aggregate, rewards performance and aims to drive the Company’s strategic objectives;

•	Payouts made pursuant to individual and corporate multiplier ranges are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;

•	Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;

•	We have share ownership guidelines in place for our President and CEO, pursuant to which he must hold shares of Common Stock, vested in-the-money stock options and unvested RSUs having an aggregate value equal to at least three times his base salary within five years of the adoption of the guidelines or date of hire, whichever is later. As of the Record Date, Mr. Lewis satisfied these guidelines;

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•	We also have share ownership guidelines in place for certain of our other senior executives, pursuant to which they must hold shares of Common Stock, vested in-the-money stock options and unvested RSUs having an aggregate value equal to his or her base salary within five years of the adoption of the guidelines or date of hire, whichever is later. As of the Record Date, Mr. Adsett, Ms. Pellizzari and Dr. Flammer satisfied these guidelines. Mr. Goll is not subject to our share ownership guidelines;

•	Our Compensation Committee regularly meets in executive session without members of management present;

•	Our independent compensation consultant reports directly to the Compensation Committee and meets regularly with the Compensation Committee without management present;

•	The employment agreements for our named executive officers do not provide for tax “gross-ups” or severance payments on a change in control absent termination of the named executive officer’s employment;

•	Our executive compensation program seeks to balance short-term pay opportunities through annual cash incentives with long-term incentive opportunities through equity awards and employs both fixed compensation components (base salary) and variable compensation components (annual cash incentives and equity awards); and

•	Our insider trading policy prohibits our employees, including officers, and directors from (i) engaging in hedging transactions (whether through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds or otherwise) involving the Company’s securities and (ii) pledging the Company’s securities as collateral for loans of any type without the prior approval of the Compensation Committee. No such pledges were approved during 2020.

In addition, the Compensation Committee annually reviews a compensation risk assessment conducted by management. The Compensation Committee does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company based on our compensation philosophy and principles and the governance principles described above.

Executive Compensation Determination Process

Role of the Compensation Committee and the Board in Making Compensation Decisions. Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our independent Board members the individual elements of total compensation for Mr. Lewis for approval. The independent Board members review this recommendation and determine the compensation for Mr. Lewis. As discussed in further detail below, in assessing executive compensation, our Compensation Committee engages an outside independent compensation consultant to assess the competitiveness of our programs and periodically conducts a peer group review.

Role of Management. The Compensation Committee, in making executive compensation decisions, may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations from the President and CEO with respect to the compensation and performance of our named executive officers (aside from his own compensation and performance) and Company performance. The Compensation Committee considered the President and CEO’s assessment along with the input of its independent compensation consultant when making 2020 compensation decisions for our named executive officers.

Role of the Compensation Consultant. The Compensation Committee is authorized to select and retain its own independent compensation consultant and has routinely sought the advice of an independent compensation consultant regarding our executive compensation practices. During 2020, Willis Towers Watson provided a comprehensive review of long term incentive guidelines for all employee levels, an unvested equity analysis to assess the retention power of our compensation program for senior executives, and data and recommendations on executive officer compensation. The Compensation Committee evaluates the independence of its compensation consultant on an annual basis and has concluded that Willis Towers Watson was independent during its tenure in 2020.

Compensation Evaluation Processes and Criteria. Given the high demand for the experienced and well-qualified executives we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee also draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

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In determining the amount and composition of compensation elements (cash and non-cash elements and short- and long-term elements) for our non-CEO named executive officers, our Compensation Committee reviews the performance of each executive officer holistically. In setting compensation levels for our executive officers for 2020, our Compensation Committee considered many factors, including, but not limited to, the following factors:

•	our achievement of certain product development, financial, strategic planning and other goals;

•	each non-CEO named executive officer’s individual performance against pre-established goals, as discussed in more detail below;

•	the scope and strategic impact of each executive officer’s responsibilities;

•	our past business performance;

•	our long-term goals and strategies;

•	the experience of each executive officer;

•	past compensation levels of each executive officer and of the executives as a group;

•	relative levels of pay among executive officers;

•	the amount of each element of compensation in the context of the executive officer’s total compensation and other benefits;

•	for each executive officer other than the President and CEO, the evaluations and recommendations of our President and CEO; and

•	the competitiveness of our compensation relative to selected peer group companies and other survey data, which are described below.

Consideration of these factors is subjective. No relative weights or rankings are assigned to them except as otherwise discussed in this CD&A.

For the President and CEO’s compensation, the Compensation Committee reviews and evaluates the performance of the President and CEO and recommends to the Board the individual elements of his total compensation, considering, among other things, individual performance, experience, prior compensation levels, and our general performance objectives, as well as the compensation practices of peer companies and the markets in which we compete for executive talent. The Board then must approve the President and CEO’s compensation. The President and CEO may not be present during voting or deliberations on his compensation.

Selection of Peer Companies and Benchmarking

The Compensation Committee, with the support of its independent compensation consultant, conducts an annual review of the peer group used for benchmarking compensation levels. In assessing potential peers, consideration is given to publicly traded biopharmaceutical companies that are similar to the Company in terms of the number of employees, market capitalization and stage of product development. The only change to the peer group for 2020 was the removal of Loxo Oncology, Inc. following its acquisition by Eli Lilly.

The number of employees at the companies in our 2020 peer group ranged from 136 to 893, with a median of 367 employees, and these companies had market capitalizations that ranged from approximately $219 million to $7.04 billion, with a median of approximately $2.10 billion. Employee numbers were as of the most recently reported fiscal year-end prior to October 2019 and market capitalizations were as of October 1, 2019, other than for Array BioPharma, Inc. which had been acquired by that point but retained in our peer group given its most recently filed Proxy Statement was still available. The peer group was identified assuming an estimated 373 Company employees and an estimated market capitalization for the Company of approximately $1.53 billion. The table below depicts our 2020 peer group:

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Acadia Pharmaceuticals Inc.	Clovis Oncology, Inc.	Puma Biotechnology, Inc.
Acceleron Pharma Inc.	Corcept Therapeutics Incorporated	Sage Therapeutics, Inc.
Aerie Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Sangamo Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Heron Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Amicus Therapeutics, Inc.	Immunomedics, Inc.	Spark Therapeutics, Inc.
Array BioPharma Inc.	Intercept Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.

The Compensation Committee concluded that this adjustment to the peer group was appropriate given the number of employees, market capitalization, stage of development and merger-and-acquisition activity of the Company and historical and potential peer companies.

Willis Towers Watson provided comparative data regarding cash compensation, long-term equity incentives, and short-term incentives to executive officers at companies in the 2020 peer group. Using this compensation data and relevant survey data, the Compensation Committee established benchmarks for the purpose of evaluating compensation ranges for base salary, annual cash incentive targets and long-term equity incentives for each of our named executive officers.

Components of Compensation

In summary, the compensation paid to our executive officers in 2020 included the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.
Annual Cash Incentives	Motivate and reward executive officers for short term corporate and individual performance.
Long-term Equity Incentives	Motivate and reward executive officers for long-term corporate performance.
Align the interests of management and shareholders, thereby enhancing shareholder value.
Attract, motivate, and retain talented employees.
Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits	Discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.

The components of our compensation program and compensation decisions for 2020 for each named executive officer are described in more detail below:

Base Salary

The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each year. The Board annually determines the base salary for our President and CEO based on the recommendation of our Compensation Committee.

Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that (i) are competitive with those of executive officers in our peer group and (ii) reflect individual performance contributions. Our Compensation Committee reviews variances between the salary levels for each of our executive officers and the executive officers of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our named executive officers other than our President and CEO, the Compensation Committee also considers the recommendations of our President and CEO.

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Our named executive officers received merit-based increases to their base salaries in January 2020, as shown in the table below.

	Base Salaries
Name	Annual Rate Approved in 2019	Annual Rate Approved in 2020	% Increase
William H. Lewis	$640,500	$659,720	3.0%
Sara Bonstein	N/A	$420,000	N/A
Roger Adsett	$500,000	$514,300	3.0%
Martina Flammer, M.D.	$500,000	$500,000	0.0%
Christine Pellizzari	$449,200	$476,150	6.0%
John Goll	$335,000	$345,050	3.0%

The base salaries of Mr. Adsett and Mr. Goll approved in 2019 reflect adjustments made in connection with their respective promotions. Mr. Adsett’s initial base salary of $472,030 was increased to $500,000, effective in November 2019, in connection with his promotion from Chief Commercial Officer to Chief Operating Officer. Mr. Goll’s initial base salary of $316,480 was increased to $335,000, effective in March 2019, in connection with his promotion from Vice President, Corporate Controller to Senior Vice President, Chief Accounting Officer.

Dr. Flammer joined the Company in December 2019 and was not eligible for a merit-based increase to her base salary in January 2020.

Annual Cash Incentives

We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards for our executive officers, the Compensation Committee (and the Board, in the case of our President and CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.

For 2020, there were no changes to target cash incentive award percentages that were set in 2019.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2019	2020
William H. Lewis	60%	60%
Sara Bonstein	—	40%
Roger Adsett	40%	40%
Martina Flammer	—	40%
Christine Pellizzari	40%	40%
John Goll	35%	35%

For 2020, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. The Compensation Committee believed that including the achievement of individual goals as a component of our 2020 cash incentive award payouts was important to incentivize our non CEO named executive officers, and reflect their actual individual performance. Given Mr. Lewis’s substantial influence on the overall performance of the Company, the Compensation Committee believed it was appropriate and in the best interests of our shareholders to continue to have Mr. Lewis’s cash incentive award be based solely upon the achievement of corporate objectives, and the Board concurred in this view.

Payouts for corporate goals were based upon the product of each named executive officer’s respective target award and an overall corporate multiplier (ranging between 0% and 200%), which was determined based on Company performance during 2020. For our non-CEO named executive officers, payouts for individual objectives were based on the product of each named executive officer’s respective target award times an individual multiplier (ranging between 25% and 150%), which was determined based on achievement of individual goals for 2020.

Corporate Goals

At the beginning of each year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.

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The Compensation Committee (and the Board, with respect to our President and CEO) approved the following corporate objectives and weightings for 2020:

Corporate Objectives	Weighting (% of Corporate Objectives)
Advance commercial operations	50%
Advance pipeline	40%
Improve corporate operations	10%
Total	100%

Each objective had at least two goals associated with it, such as net revenue, program advancement or pipeline milestones. When it set them, the Compensation Committee believed that the goals associated with these corporate objectives were challenging but attainable, and that attainment was uncertain.

While the specific goals are not disclosed for each objective given their potential commercial sensitivity, the following achievements in 2020 were factors taken into consideration when assessing Company performance:

Corporate Objective	Key Achievements
Advance Commercial Operations	Achieved top end of the target net revenue goal

Achieved target of receiving EC approval of ARIKAYCE for the treatment of NTM lung infections caused by MAC in adults with limited treatment options who do not have cystic fibrosis in October 2020

Submitted a JNDA to Japan’s MHLW for the treatment of patients with MAC lung disease who did not sufficiently respond to prior treatment in March 2020 as scheduled
Advance Pipeline

Advanced the post-approval confirmatory clinical trial for ARIKAYCE in a front-line setting of patients with MAC lung disease (the ENCORE trial) as well as the development of an appropriate PRO tool that will enable the assessment of ARIKAYCE for the treatment of NTM lung disease (the ARISE trial)

Announced positive results from our global, randomized, double-blind placebo-controlled Phase 2 WILLOW study evaluating the efficacy, safety, and pharmacokinetics of brensocatib administered once daily in adults with NCFBE. Initiated Phase 3 trial (the ASPEN trial) in the fourth quarter of 2020 as planned

Initiated dosing of the first subjects in the Phase 1 healthy volunteer trial of TPIP in the US
Improve Corporate Operations	Stayed within operating expense budget

Enhanced leadership team and onboarding program

Enhanced corporate communications prior to and in response to the COVID-19 pandemic, with increased employee outreach and improved engagement, confirmed by the results of our employee-wide engagement survey

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The following table provides a breakdown of how the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, determined that we performed against each of these corporate objectives during 2020:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Advance commercial operations	50%	115%	57.5%
Advance pipeline	40%	150%	60%
Improve corporate operations	10%	125%	12.5%
Total	100%		130%

Individual Goals

In consultation with our named executive officers, Mr. Lewis established individual goals for each of our other named executive officers at the beginning of 2020 that (i) were specific to each named executive officer’s area of responsibility and (ii) were intended to support our corporate objectives for 2020. These individual goals were then recommended to and approved by our Compensation Committee. At the time these goals were established, the Compensation Committee believed they were challenging but attainable, and attainment was uncertain. The individual goals for each named executive officer, other than Mr. Lewis, for 2020 included the following:

Named Executive Officer	Individual Goals
Sara Bonstein	Optimize finance team
Engage at Executive Committee meetings and provide input and feedback to other senior leaders
Leverage professional strengths, including using process/six sigma experience to advance the Company’s procurement function
Lead direct reports by example and ensure their progress
Roger Adsett	Further expansion and approval of ARIKAYCE in United States, Europe and Japan
Ensure sufficient global production of ARIKAYCE and candidate products
Create a complete process system to support meeting objectives and key results across all programs worldwide
Increase corporate presence and interaction with employee workforce
Martina Flammer, M.D.	Complete optimization and build out of clinical, clinical operations, medical affairs, regulatory and pharmacovigilance functions
Ensure clinical trials advance with quality in a timely fashion
Ensure a more robust medical affairs plan is developed and executed in 2020 to support ARIKAYCE
Engage at Executive Committee meetings and provide input and feedback to other senior leaders
Work to ensure balance between medical affairs and clinical development functions
Christine Pellizzari	Advance Company through execution and support of legal, business development and regulatory activities
Provide mentoring and support to incoming Chief Financial Officer
Continue to engage at Executive Committee meetings and provide input and feedback to other senior leaders
Continue to increase corporate presence and visibility across the Company
Continue to help build out the Board through the Nominations and Governance Committee
John Goll

Ensure timely and accurate quarterly and annual SEC filings in compliance with the Sarbanes-Oxley Act of 2002

Support global expansion efforts for seamless launch readiness in Europe and Japan Continue to engage with leadership across the Company

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With input from Mr. Lewis, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of our named executive officers other than our President and CEO with regard to his or her respective individual performance objectives.

Based upon our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2020:

			Allocation of Bonus		Actual Bonus Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2020 Cash Bonus
William H. Lewis	$659,720	60%	100%	N/A	130%	N/A	$514,600
Sara Bonstein	$420,000	40%	75%	25%	130%	145%	$224,700
Roger Adsett	$514,300	40%	75%	25%	130%	125%	$264,900
Martina Flammer, M.D.	$500,000	40%	75%	25%	130%	145%	$267,600
Christine Pellizzari	$476,150	40%	75%	25%	130%	125%	$245,300
John Goll	$345,050	35%	75%	25%	130%	110%	$151,000

Long-term Equity Incentives

One of the guiding principles of our compensation program is pay for performance, and we believe that a significant portion of our executives’ compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives’ interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our named executive officers and other key employees with those of our shareholders.

The Compensation Committee believes that the combination of stock option and RSU awards to our named executive officers and other employees encourages retention and aligns the interests of employees and our shareholders.

In determining the equity compensation awards to grant to our named executive officers in 2020, the Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, considered each named executive officer’s role, the advice of our independent compensation consultant, and information regarding comparative equity compensation awards received by the executives in our peer group. Individual performance prior to the grant date was also considered. Generally, 75% of the award value is made in the form of stock options and 25% of the award value is made in the form of RSUs. The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our remaining named executive officers, may also grant equity awards from time to time in recognition of a named executive officer’s expanded duties and responsibilities or continuing contributions to the Company’s performance. Based on these considerations, our named executive officers received the following equity incentive awards in 2020.

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Name	Date of Grant	Number of Options Granted(1)	Number of RSUs Granted(2)
William H. Lewis	1/3/2020	282,590	—
	1/3/2020	—	52,631
Sara Bonstein(3)	2/3/2020	91,640	—
	5/12/2020	34,890	—
Roger Adsett	1/3/2020	141,300	—
	1/3/2020	—	26,315
Martina Flammer, M.D.(4)	1/2/2020	150,990	—
	1/3/2020	56,520	—
	1/3/2020	—	10,526
Christine Pellizzari	1/3/2020	141,300	—
	1/3/2020	—	26,315
John Goll	1/3/2020	28,260	—
	1/3/2020	—	5,263

(1)	Options granted on January 3, 2020 had an exercise price of $23.75, the per-share closing price of our Common Stock on that date. Shares of our Common Stock underlying these options vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting every six months thereafter until the fourth anniversary of the date of grant.

(2)	The RSUs vest as follows: 25% on each anniversary of the date of grant through the fourth anniversary date of the grant.

(3)

On February 3, 2020, Ms. Bonstein received an award of options in connection with her appointment as Chief Financial Officer. Options granted on February 3, 2020 had an exercise price of $28.88, the per-share closing price of our Common Stock on that date.

On May 12, 2020, Ms. Bonstein received an award of options as a market adjustment of her initial sign-on grant. Options granted on May 12, 2020 had an exercise price of $24.70, the per-share closing price of our Common Stock on that date.

Shares of our Common Stock underlying these options vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting every six months thereafter until the fourth anniversary of the date of grant.

(4)	On January 2, 2020, Dr. Flammer received an award of options in connection with her appointment as Chief Medical Officer. Options granted on January 2, 2020 had an exercise price of $23.66, the per-share closing price of our Common Stock on that date. Shares of our Common Stock underlying these options vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting every six months thereafter until the fourth anniversary of the date of grant.

Other Benefits

We maintain several other benefit programs that are offered to all employees including executives on an equivalent basis, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) plan. With respect to our 401(k) plan, the Company will deposit a matching contribution of 100% of deferrals up to 4% of an employee’s eligible compensation (subject to any maximum applicable limits under the Internal Revenue Service regulations). We also maintain an Employee Stock Purchase Plan whereby eligible employees, including executives, are given the opportunity to purchase Common Stock at a discounted price through payroll deductions. We do not have any defined benefit plans or non-qualified deferred compensation plans. From time to time, we may also provide employees with certain other limited perquisites.

Severance and Change in Control Benefits

As discussed in further detail in “Potential Payments Upon Termination," we have entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security. The employment agreements with our named executive officers do not provide for single-trigger vesting on a change in control or tax gross-up payments.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report.

THE COMPENSATION COMMITTEE

Alfred F. Altomari, Chair

David R. Brennan

Leo Lee

Summary Compensation Table

The following table sets forth information regarding compensation earned by the named executive officers in 2020, 2019 and 2018.

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Change in Pension Value” and “Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William H. Lewis	2020	$659,720	—	$1,249,986	$3,749,998	$514,600	$11,400	$6,185,704
President and CEO	2019	$640,500	—	$1,499,972	$4,499,965	$472,700	$61,957	$7,175,094
	2018	$610,000	—	$1,174,995	$3,524,964	$622,200	$11,000	$5,943,159
Sara Bonstein	2020	$386,615	$75,000	—	$2,024,075	$224,700	$11,400	$2,721,790
Chief Financial Officer	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Roger Adsett	2020	$514,300	—	$624,981	$1,875,065	$264,900	$14,700	$3,293,946
Chief Operating Officer	2019	$475,741	—	$1,124,990	$1,874,999	$237,900	$14,773	$3,728,403
	2018	$458,280	—	$474,993	$1,425,015	$300,200	$14,662	$2,673,150
Martina Flammer, M.D.	2020	$500,000	$150,000	$249,993	$2,749,964	$267,600	$16,813	$3,934,370
Chief Medical Officer	2019	$20,833	—	—	—	—	$59,352	$80,185
	2018	—	—	—	—	—	—	—
Christine Pellizzari	2020	$476,150	—	$624,981	$1,875,065	$245,300	$11,400	$3,232,896
Chief Legal Officer	2019	$449,200	—	$749,971	$1,274,993	$224,200	$11,200	$2,709,564
	2018	$436,110	—	$324,978	$975,001	$283,500	$11,000	$2,030,589
John Goll	2020	$345,050	—	$124,996	$375,013	$151,000	$17,318	$1,013,377
Interim Principal Financial Officer (2019-2020)	2019	$330,584	—	$124,976	$225,023	$140,500	$11,200	$832,283
	2018	$306,520	—	$68,748	$206,264	$171,100	$11,000	$763,632

(1)	Represents sign-on bonus compensation paid to each of Ms. Bonstein and Dr. Flammer upon commencement of their employment in 2020.

(2)	Amounts in this column reflect grant date fair values of RSUs granted each year, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made. Amounts are based on the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(3)	Amounts in this column reflect grant date fair values of stock option awards granted each year, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made. The stock options expire 10 years from the date of grant, and the exercise price equals the closing price of our Common Stock on the date of grant. See Note 10, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, regarding assumptions underlying valuation of all equity awards.

(4)	Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see “Components of Compensation—Annual Cash Incentives.”

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(5)	The amounts in the “All Other Compensation” column consist of the following amounts:

•	In 2018, 2019 and 2020, Mr. Lewis received $11,000, $11,200 and $11,400, respectively, pursuant to our 401(k) plan. In 2019, we also paid $50,462 in legal fees on Mr. Lewis’ behalf, including in connection with his sale of shares of our Common Stock in a registered offering.

•	In 2020, Ms. Bonstein received $11,400 pursuant to our 401(k) plan.

•	In 2018, 2019 and 2020, Mr. Adsett received $11,000, $11,200 and $11,400, respectively, pursuant to our 401(k) plan. In 2018, 2019 and 2020, Mr. Adsett also received an additional $3,300 per year in health savings account (HSA) contributions pursuant to his participation in a tax qualified HSA.

•	In 2020, Dr. Flammer received $11,400 pursuant to our 401(k) plan. In 2020, Dr. Flammer also received an additional $3,300 in HSA contributions pursuant to her participation in a tax qualified has, and reimbursement of $2,113 in relocation expenses. In 2019, Dr. Flammer was reimbursed $54,351 in relocation expenses and $5,000 in legal fees in connection with the entry into her employment agreement.

•	In 2018, 2019 and 2020, Ms. Pellizzari received $11,000, $11,200 and $11,400, respectively, pursuant to our 401(k) plan.

•	In 2018, 2019 and 2020, Mr. Goll received $11,000, $11,200 and $11,400, respectively, pursuant to our 401(k) plan.

2020 Grants of Plan-Based Awards

The following table sets forth certain information regarding the annual cash incentive awards and equity grants made to our named executive officers during the year ended December 31, 2020. No other plan-based awards were granted to any of our named executive officers during 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Restricted Stock Units	All Other Option Awards: Number of securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(RSUs) (#)(2)	Options (#)(3)	Awards ($/Sh)	Awards ($)(4)
William H. Lewis	—	—	395,832	791,664	—	—	—	—
	1/3/2020					282,590	$23.75	3,749,998
	1/3/2020				52,631		—	1,249,986
Sara Bosnstein	—	10,500	168,000	315,000	—	—	—	—
	2/3/2020					91,640	$28.88	1,500,028
	5/12/2020					34,890	$24.70	524,048
Roger Adsett	—	12,858	205,720	385,725	—	—	—	—
	1/3/2020					141,300	$23.75	1,875,065
	1/3/2020				26,315		—	624,981
Martina Flammer, M.D.	—	12,500	200,000	375,000	—	—	—	—
	1/2/2020					150,990	$23.66	1,999,938
	1/3/2020					56,520	$23.75	750,026
	1/3/2020				10,526		—	249,993
Christine Pellizzari.	—	11,904	190,460	357,113	—	—	—	—
	1/3/2020					141,300	$23.75	1,875,065
	1/3/2020				26,315		—	624,981
John Goll	—	7,548	120,768	226,439	—	—	—	—
	1/3/2020					28,260	$23.75	375,013
	1/3/2020				5,263		—	124,996

(1)	Constitutes threshold, target and maximum award opportunities for our named executive officers under our annual cash incentive program. See “Components of Compensation—Annual Cash Incentives” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

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(2)	The amounts shown in this column reflect RSUs granted to our named executive offivers pursuant to our equity incentive plans. The vesting schedule for these grants is as follows: 25% on each anniversary of the date of grant through the fourth anniversary date of the grant.

(3)	The amounts shown in this column reflect stock options granted to our named executive officers pursuant to our 2019 Incentive Plan. The vesting schedule for these grants is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(4)	Reflects grant date fair values of RSU and option awards granted during the applicable year, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made. See Note 10, “Stock-Based Compensation” of the consolidated financial statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2020 regarding assumptions underlying valuation of all equity awards.

Narrative Disclosure to Summary Compensation Table and 2020 Grants of Plan-Based Awards Table

The employment agreements for our named executive officers generally provide for no fixed termination or other expiration dates. See “Potential Payments Upon Termination” for information regarding the terms of these agreements that would be relevant in the event of the executive’s termination or upon a change in control.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth certain information regarding the equity awards held by each of our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	150,000	—	—	$3.40	09/10/2022	—	—	—	—
	123,456	—	—	$14.24	10/31/2023	—	—	—	—
	45,120	—	—	$20.49	01/10/2024	—	—	—	—
	150,000	—	—	$22.76	05/21/2025	—	—	—	—
	163,000	—	—	$16.16	01/07/2026	—	—	—	—
	124,320	17,760	—	$17.16	05/17/2027	—	—	—	—
	125,181	75,109	—	$30.46	01/04/2028	—	—	—	—
	208,177	346,963	—	$13.91	01/03/2029
	—	282,590		$23.75	01/03/2030
	—	—	—	—	—	110,723	$3,685,969	—	—

Sara Bonstein	—	91,640	—	$28.88	2/3/2030	—	—	—	—
	—	34,890	—	$24.70	5/12/2030	—	—	—	—

Roger Adsett	88,060	—	—	$14.56	10/03/2026	—	—	—	—
	71,995	10,285	—	$13.67	01/05/2027	—	—	—	—
	67,025	9,575	—	$17.16	05/17/2027	—	—	—	—
	50,606	30,364	—	$30.46	01/04/2028	—	—	—	—
	86,741	144,569	—	$13.91	01/03/2029	—	—	—	—
	—	141,300	—	$23.75	01/03/2030	—	—	—	—
	—	—	—	—	—	75,143	$2,501,510	—	—

Martina Flammer, M.D.	—	150,990	—	$23.66	01/02/2030	—	—	—	—
	—	56,520	—	$23.75	01/03/2030	—	—	—	—
						10,526	$350,410

Christine Pellizzari	26,250	—	—	$20.49	01/10/2024	—	—	—	—
	15,000	—	—	$16.07	01/08/2025	—	—	—	—
	45,000	—	—	$22.76	05/21/2025	—	—	—	—
	50,000	—	—	$16.16	01/07/2026	—	—	—	—
	75,150	—	—	$10.85	05/19/2026	—	—	—	—
	57,592	8,228	—	$13.67	01/05/2027	—	—	—	—
	53,182	7,598	—	$17.16	05/17/2027	—	—	—	—
	34,625	20,775	—	$30.46	01/04/2028	—	—	—	—
	58,984	98,306	—	$13.91	01/03/2029	—	—	—	—
	—	141,300	—	$23.75	01/03/2030
	—	—	—	—	—	51,051	$1,699,488	—	—
John Goll	1,885	1,885	—	$13.67	01/05/2027	—	—	—	—
	10,683	1,527	—	$17.16	05/17/2027	—	—	—	—
	7,325	4,395	—	$30.46	01/04/2028	—	—	—	—
	10,410	17,350	—	$13.91	01/03/2029	—	—	—	—
	—	28,260	—	$23.75	01/03/2030	—	—	—	—
			—			9,624	$320,383	—	—

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(1)	These stock options have a vesting schedule of 25% on the first anniversary of the date of grant and 12.5% on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

(2)	The RSUs have a vesting schedule of 25% on each anniversary of the date of grant through the fourth anniversary date of the grant.

(3)	Reflects the closing price of $33.29 per share of our Common Stock on the Nasdaq Global Market on December 31, 2020.

Option Exercises and Stock Vested During 2020

The following table sets forth information with respect to stock options exercised and stock vested during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William H. Lewis	285,000	8,487,092	22,580	558,396
Sara Bonstein	—	—	—	—
Roger Adsett	—	—	9,289	229,831
Martina Flammer, M.D.	—	—	—	—
Christine Pellizzari	183,750	3,956,220	9,135	228,017
John Goll	89,890	831,681	1,642	40,841

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Potential Payments Upon Termination

Our named executive officers are entitled to payments and other benefits under their employment agreements in connection with their termination under certain circumstances. We believe that the existence of these potential benefits will discourage turnover and mitigate the influence of a potential change in control on an executive officer’s decision-making due to concerns regarding job security.

If Mr. Lewis’s employment is terminated by us without cause or by Mr. Lewis for good reason within two years after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum severance payment equal to two times the sum of his then applicable annual base salary plus two times his annual target bonus plus a pro-rata portion of his annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that the Executive was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards, and continuation for up to 18 months of health benefits provided he elects continued coverage under COBRA. Should Mr. Lewis’s employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change in control or more than two years after a change in control, he would be entitled to receive all of the foregoing benefits provided that his severance payment would instead be limited to one and one-half times his then applicable annual base salary and one times his target bonus (payable over an 18-month period) for the year of termination, his pro-rata bonus would be based on actual performance for the year of termination, and his accelerated vesting would be limited to full vesting of all time-based equity awards granted at least one year prior to his termination date. Should Mr. Lewis’s employment be terminated due to his death or disability, Mr. Lewis or his estate would receive payment of accrued obligations, a pro-rata portion of his annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he and his beneficiaries were entitled as a result of his death or disability.

If Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Ms. Pellizzari’s employment is terminated by us without cause or by the departing executive for good reason within two years after a change in control of the Company, the departing executive will receive payment of accrued obligations, a lump sum severance payment equal to one and one-half times his or her then applicable annual base salary plus one and one-half times his or her annual target bonus plus a pro-rata portion of his or her annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that the Executive was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards, and a continuation of up to 18 months of health benefits provided her or she elects continued coverage under COBRA. Should Ms. Bonstein’s, Mr. Adsett’s, Dr. Flammer’s, or Ms. Pellizzari’s employment be terminated by us without cause or by the departing executive for good reason prior to the date of a change in control or more than two years after a change in control, the departing executive would be entitled to receive all of the foregoing benefits provided that his or her severance payment would be limited to his or her then applicable annual base salary and instead be payable over a 12-month period, his or her pro-rata bonus would be based on actual performance for the year of termination, and his or her equity award vesting would be limited to accelerated vesting of all time-based equity awards that would otherwise have vested within 12 months following his or her termination date. Should the departing executive’s employment be terminated due to his or her death or disability, the executive or his or her estate would receive payment of accrued obligations, a pro-rata portion of his or her annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he or she and his or her beneficiaries were entitled as a result of his or her death or disability

If Mr. Goll’s employment is terminated by us without cause or by Mr. Goll for good reason within one year after a change in control of the Company, Mr. Goll will receive payment of accrued obligations, a lump sum severance payment equal to his then applicable annual base salary plus a pro-rata portion of his annual target bonus (calculated as the target bonus for the year of termination multiplied by the following fraction: (i) the number of days that the Executive was employed by the Company during that fiscal year, divided by (ii) 365), full vesting of all equity awards, and a continuation of up to 12 months of health benefits provided he elects continued coverage under COBRA. Should Mr. Goll’s employment be terminated by us without cause or by Mr. Goll for good reason prior to the date of a change in control or more than one year after a change in control, Mr. Goll would be entitled to receive all of the foregoing benefits provided that his severance payment would be limited to one-half of his then applicable annual base salary and instead be payable over a six-month period, his pro-rata bonus would be based on actual performance for the year of termination, his equity award vesting would be limited to accelerated vesting of all time based equity awards that would otherwise have vested within six months following his termination date, and he would be entitled to receive a continuation of up to six months of health benefits provided he elects continued coverage under COBRA. Should Mr. Goll’s employment be terminated due to his death or disability, Mr. Goll or his estate would receive payment of accrued obligations, a pro rata portion of his annual target bonus based on actual performance for the year of termination, and any insurance benefits to which he and his beneficiaries were entitled as a result of his death or disability.

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For purposes of the employment agreements, the term “cause” generally includes:

(a)	a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude;

(b)	willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities;

(c)	a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy such willful failure within 30 days after receipt of written notice of same, by the Board;

(d)	fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

(e)	a willful material breach by the executive of his or her employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice thereof from the Board.

For purposes of the employment agreements, the term “good reason” generally includes:

(a)	a material diminution in the executive’s base compensation;

(b)	a material diminution in the executive’s authority, duties, or responsibilities;

(c)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

(d)	the Company’s or related entity’s requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of his or her employment agreement, except for travel reasonably required in the performance of the executive’s responsibilities; or

(e)	any other action or inaction that constitutes a material breach by the Company of the executive’s employment agreement.

For purposes of the employment agreements, the term “change in control” generally includes:

(a)	the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

(b)	a proxy contest that results in the replacement of a majority of the members of our Board;

(c)	a merger after which our shareholders own less than 60% of the surviving corporation’s stock; or

(d)	approval by our shareholders of a complete liquidation or dissolution of our Company.

To protect our business and goodwill, for a period of 12 months after the termination of an executive’s employment with us, each executive has agreed that he or she will not:

1.	engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

2.	directly or indirectly recruit or solicit any person who is then our employee or was our employee at any time within six months prior to such solicitation; or

3.	solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

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The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

The table below summarizes the hypothetical payments that could have been made by us with respect to each of the named executive officers below, assuming that a qualified termination under the applicable agreement had occurred on December 31, 2020 as a result of termination without cause or for good reason during the two-year period immediately following a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$2,111,105	$395,832	$45,220	$13,749,081	$16,301,238
Sara Bonstein	$882,000	$168,000	$34,456	$703,838	$1,788,294
Roger Adsett	$1,080,030	$205,720	$34,456	$7,093,426	$8,413,632
Martina Flammer, M.D.	$1,050,000	$200,000	$22,715	$2,343,645	$3,616,360
Christine Pellizzari	$999,915	$190,460	$45,220	$5,295,442	$6,531,037
John Goll	$345,050	$120,768	$30,147	$1,000,278	$1,496,243

(1)	These payments would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus two times the target bonus. The cash severance figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer and Ms. Pellizzari include one and one-half times their salary and one and one-half times their target bonus. The cash severance figure for Mr. Goll includes one year’s salary.

(2)	The value used in the table assumes the full target bonus for the year.

(3)	The value represents the acceleration of all applicable equity awards outstanding as of December 31, 2020. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $33.29 the closing price of our Common Stock on December 31, 2020, and the exercise price of the options, and (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $33.29.

The following table summarizes the hypothetical payments that could have been made by us with respect to each of the named executive officers below assuming that a qualified termination under the applicable agreement had occurred on December 31, 2020 as a result of termination without cause or for good reason prior to the date of a change in control or following the one- or two-year period, as applicable, after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,373,880	$395,832	$45,220	$9,587,555	$11,402,487
Sara Bonstein	$420,000	$168,000	$22,971	$263,933	$874,904
Roger Adsett	$514,300	$205,720	$22,971	$3,354,712	$4,097,703
Martina Flammer, M.D.	$500,000	$200,000	$15,143	$1,097,871	$1,813,014
Christine Pellizzari	$476,150	$190,460	$30,147	$2,859,656	$3,556,413
John Goll	$172,525	$120,768	$15,074	$320,383	$628,750

(1)	These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis consists of one and one-half times his base salary plus target bonus for one year, while the figures for Ms. Bonstein, Mr. Adsett, Dr. Flammer and Ms. Pellizzari consist of their respective base salaries for one year. The cash severance figure for Mr. Goll consists of six months of his base salary.

(2)	The value used in the table assumes the full target bonus for the year.

(3)	For Mr. Lewis, the value represents the acceleration of all time-based vesting equity outstanding as of December 31, 2020 granted at least one year prior to the termination date. For Ms. Bonstein, Mr. Adsett, Dr. Flammer, Ms. Pellizzari and Mr. Goll, the value represents accelerated vesting of all time-based equity that would have otherwise vested within 12 months following the termination date. The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of stock options subject to accelerated vesting by the difference between $33.29, the closing price of our Common Stock on December 31, 2020, and the exercise price of the options, and (ii) RSUs is calculated by multiplying the number of RSUs subject to accelerated vesting by $33.29.

46

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of independent directors, and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board during the year ended December 31, 2020.

DODD-FRANK MANDATED CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Lewis, our President and CEO. Registrants may identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in pay ratio disclosure. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	In 2020, we determined the median of the annual total compensation of all employees of our company (other than Mr. Lewis) for 2020 was $299,008.

•	For 2020, the annual total compensation of Mr. Lewis, as reported in the Summary Compensation Table, is $6,185,704.

Based on this information, the ratio of the median of the annual total compensation of all employees (other than Mr. Lewis) to the annual total compensation of Mr. Lewis was 1 to 20.69.

To identify the median of the annual total compensation of all of our employees (other than Mr. Lewis), as well as to determine the annual total compensation of our median employee, we took the following steps:

1.	We determined that, as of December 31, 2020, our employee population, excluding Mr. Lewis, consisted of approximately 523 individuals working either at Insmed Incorporated or one of our consolidated subsidiaries. This population consisted of our full-time, part-time and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2020. We did not exclude any non-US employees from these calculations.

2.	To identify the “median employee” from our employee population, we compared the sum of each employee’s wages, aggregate fair value of equity awards and target cash bonus for 2020. In doing so, we annualized the salary of all permanent employees who were hired in 2020 but did not work for us the entire fiscal year. The fair value of option awards granted during 2020 was calculated using the Black-Scholes valuation model pursuant to the assumptions described in Note 10, “Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We did not make any cost-of-living adjustments in identifying the median employee.

3.	After identifying the median employee, we calculated annual total compensation for the employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table. This process resulted in a median employee with annual total compensation of $299,008 for 2020.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies may not be comparable to our pay ratio, reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

47

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors based in part on recommendations made by the Compensation Committee. The Compensation Committee evaluates the form and amount of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of cash retainers and equity awards in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the interests of our shareholders. For example, we have share ownership guidelines in place for our non-employee directors, with a target share ownership of three times the amount of each director’s annual retainer that should be achieved within five years after the adoption of the guidelines or first appointment to the Board, whichever is later. As of the Record Date, all of our non-employee directors who had been on the Board for at least five years exceeded the share ownership guidelines. Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. Our share ownership guidelines for Mr. Lewis are described under “Compensation Discussion and Analysis—Corporate Governance Perspectives on our Executive Compensation Program” above. No other director is an employee of the Company.

Fees Earned or Paid in Cash

Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2020, each non-employee director was paid a retainer totaling $50,000 annually. Mr. Brennan, the Lead Independent Director, was paid an additional retainer totaling $25,000. The Chair of the Nominations and Governance Committee was paid an additional annual fee of $10,000; the Chair of the Compensation Committee was paid an additional annual fee of $15,000; the Chair of the Audit Committee was paid an additional annual fee of $20,000; and the Chair of the Science and Technology Committee was paid an additional annual fee of $15,000. Annual retainer fees for non-chair committee members were paid as follows: members of the Nominations and Governance Committee, $5,000; members of the Compensation Committee, $7,500; members of the Audit Committee, $10,000; and members of the Science and Technology Committee, $7,500. Ms. Schafer’s compensation was prorated to reflect her appointment as of April 1, 2020.

Grant of Restricted Stock Units

On May 14, 2020, each non-employee director received an annual equity-based grant with a grant date fair value of approximately $200,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attends at least 75% of the meetings of the Board during the year in which the award is made.

In addition, on April 1, 2020, Ms. Schafer received an equity-based grant with a grant date fair value of $22,647. Ms. Schafer’s compensation was consistent with the annual equity award made to other non-employee directors of the Company, following proration to reflect her expected service during the calendar year of 2020.

Other

We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2020.

To improve readability, only the columns “Fees Earned or Paid in Cash,” “Stock Awards,” and “Total” have been included in the table. All other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Alfred F. Altomari	$75,000	$200,000	$275,000
Elizabeth M. Anderson	$60,000	$200,000	$260,000
David R. Brennan	$82,500	$200,000	$282,500
Clarissa Desjardins, Ph.D.	$52,650	$200,000	$252,650
Steinar J. Engelsen, M.D.	$73,675	$200,000	$273,675
Leo Lee	$65,000	$200,000	$265,000
David W.J. McGirr	$70,000	$200,000	$270,000
Carol Schafer (4)	$47,134	$222,647	$269,781
Melvin Sharoky, M.D.	$62,500	$200,000	$262,500

(1)	Amounts in this column reflect grant date fair values of stock awards granted during 2020, calculated in accordance with FASB ASC Topic 718, except the assumption of forfeitures is not made.

(2)	Each of our non-employee directors received a grant of 8,097 RSUs in May 2020. As of December 31, 2020, each of our non-employee directors held 8,097 RSUs, with the exception of Ms. Schafer, who held 9,702 RSUs.

(3)	No option awards were granted to our directors in 2020. None of our other non-employee directors held options as of December 31, 2020.

(4)	Ms. Schafer’s compensation was prorated to reflect her appointment as of April 1, 2020. Ms. Schafer received a pro-rated non-employee director grant of 1,605 RSUs upon her appointment to the board.

48

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2021. Shareholder ratification of the appointment of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. A representative of Ernst & Young is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The principal function of Ernst & Young is to audit our consolidated financial statements and attest on the effectiveness of our internal control over financial reporting and, in connection with these audits, to review certain related filings submitted to the SEC and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two years for professional services rendered by Ernst & Young, as well as information relating to the Audit Committee’s pre-approval policies and procedures, are detailed under “Audit Committee Report and Independent Auditor Fees.”

Vote Required for Approval of this Proposal

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome. If your shares are held in street name, your broker or agent has discretionary authority to vote shares held through it in the absence of your instruction regarding how your shares should be voted.

In the event that this proposal is not approved, the Audit Committee plans to consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

49

PROPOSAL NO. 4

AMENDMENT NO. 2 TO THE INSMED INCORPORATED 2019 INCENTIVE PLAN

The 2019 Incentive Plan was approved by our shareholders at the 2019 Annual Meeting of Shareholders. Amendment No. 1, which provided for the issuance of 4,500,000 additional shares of Common Stock under the 2019 Incentive Plan, was approved by our shareholders at the 2020 Annual Meeting of Shareholders. The 2019 Incentive Plan was further amended by the Omnibus Amendment to Insmed Incorporated Incentive Plans, dated December 10, 2020, to permit the transfer of certain awards for estate-planning purposes. The Board of Directors adopted on March 30, 2021, subject to shareholder approval, Amendment No. 2 to the 2019 Incentive Plan (the Amendment) to provide for the issuance of 2,750,000 additional shares of Common Stock under the 2019 Incentive Plan. No other changes to the 2019 Incentive Plan are proposed or recommended. The Amendment is attached hereto as Appendix A.

Background and Purpose

If the Amendment is not approved, we will have remaining only 3,768,849 shares available for future grant under the 2019 Incentive Plan (plus any shares that might be returned to the 2019 Incentive Plan as a result of future cancellations, terminations, expirations, forfeitures and lapses), based on awards outstanding as of the Record Date, and thereafter we will have limited ability to grant additional equity incentives under the 2019 Incentive Plan. Among other activities, we continue to focus on the successful commercialization of ARIKAYCE in the US and Europe for appropriate patients, are seeking regulatory approvals for ARIKAYCE in Japan, continue to advance the post-approval confirmatory, frontline clinical trial program for ARIKAYCE, through the ARISE trial and the ENCORE trial, and continue to advance the ASPEN trial of brensocatib, to seek to confirm the positive results seen in the WILLOW trial and to support a new drug application. We expect these activities to result in continued increases in our employee headcount. To ensure that we have sufficient equity plan capacity to compensate and incentivize our employees as we undertake these activities, the Board adopted the Amendment and strongly recommends that our shareholders approve the Amendment.

Equity based compensation is a vital part of our compensation program for our employees, including our named executive officers, and our non employee directors. We believe equity based compensation creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our employees and directors with those of our shareholders. We have traditionally granted stock options to new hires in connection with their commencement of employment and stock options, as well as other forms of equity based compensation, to key employees as part of their ongoing compensation packages. In 2018, we began granting RSUs to our employees. We believe that providing these equity awards incentivizes employees, including management, to create long term shareholder value and aids in retention efforts, as awards generally vest over a number of years. In addition, we grant RSUs to non employee directors annually as part of their compensation for service on the Board.

The Board currently intends that the 2,750,000 shares requested under the Amendment, in addition to the 3,768,849 shares available for future grant under the 2019 Incentive Plan (plus any shares that might be returned to the 2019 Incentive Plan as a result of future cancellations, terminations, expirations, forfeitures and lapses), will be sufficient to fund the Company’s annual stock option and RSU grants to current employees as well as equity grants to new hires for at least the next year, which it believes appropriate taking into account the Company’s planned growth. Upon a review of the remaining shares available for grant under our 2019 Incentive Plan and the anticipated need for future equity award issuances, the Board approved the Amendment and the share pool authorized for issuance thereunder to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees and directors with appropriate equity-based incentives.

Key Considerations for Requesting Additional Shares

In determining the number of shares to be authorized under the 2019 Incentive Plan, as proposed to be amended, the Board considered the following principal factors:

•	Number of Shares Available for Grant under Existing Plan: As of the Record Date, 3,768,849 shares remained available for issuance under the 2019 Incentive Plan. There were no shares available to grant under prior incentive plans.

•	Number of Outstanding Awards Under All Plans: As of the Record Date, there were 13,039,382 outstanding stock options, which had a weighted average exercise price of $20.41 and a weighted average remaining contractual life of 7.10 years, and there were 917,937 RSU awards outstanding.

•	Burn Rate: Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2020, 2019 and 2018, our burn rate was 4.05%, 3.42%, and 1.95%, respectively, resulting in an average annual burn rate of 3.14% over a three-year period. The rates were calculated by dividing the number of shares subject to awards granted during the year net of forfeitures and cancellations by the weighted average number of shares outstanding during the year.

New Plan Benefits

Awards under the 2019 Incentive Plan, as proposed to be amended, are discretionary and the administrator has not yet determined to whom future awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals. Information about awards granted to our named executive officers and directors during 2020 can be found under the heading “Compensation Discussion and Analysis—2020 Grants of Plan-Based Awards” and “Director Compensation—Grant of Restricted Stock Units,” respectively. During 2020, awards covering 1,183,319 plan shares of Common Stock were granted to our executive officers, awards covering 93,098 plan shares were granted to our non-employee directors and awards covering 2,416,311 shares were granted to our other employees.

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2019 Incentive Plan Summary

The following is a description of the material features of the 2019 Incentive Plan, as proposed to be amended. The following discussion is qualified in all respects by reference to the full text of (i) the plan and Amendment No. 1 thereto, attached as Exhibits 10.5 and 10.5.1, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, (ii) the Omnibus Amendment to Insmed Incorporated Incentive Plans, attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and (iii) the Amendment, attached hereto as Appendix A. The term “employees” in the following discussion is used to refer to officers and directors and other employees of the Company and its affiliates, where applicable.

Purpose and Eligibility

The purpose of the 2019 Incentive Plan is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, with the interests of Company shareholders, and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. Employees of the Company and its affiliates, members of the Board, and other non-employee advisors or service providers are eligible to be considered for the grant of awards under the 2019 Incentive Plan. As of the Record Date, approximately 9 nonemployee directors, 7 executive officers and 545 other employees of the Company were so eligible.

Shares Subject to the 2019 Incentive Plan and to Awards

If the Amendment is approved, the maximum number of shares of Common Stock authorized under the 2019 Incentive Plan is 10,750,000, including the 2,750,000 shares that would be added to the 2019 Incentive Plan under the Amendment, plus any shares of Common Stock subject to outstanding awards under the 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan, as of the effective date of the 2019 Incentive Plan, that, after such date, are canceled, terminate unearned, expire, are forfeited or lapse for any reason or are settled in cash without the delivery of shares. Shares of Common Stock issued under the 2019 Incentive Plan may either be authorized and unissued shares or previously issued shares acquired by the Company, including shares purchased in the open market. The number of shares of Common Stock available for issuance under the 2019 Incentive Plan will be reduced by (i) one share for each share of Common Stock subject to a stock option or stock appreciation right (SAR) with an exercise or strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant, and (ii) 1.25 shares for each share of Common Stock subject to a full value award (e.g., restricted stock or RSUs).

The number of shares of Common Stock available for issuance under the 2019 Incentive Plan will be increased to the extent that an award under the 2019 Incentive Plan (or any award under the 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan that is outstanding as of the effective date of the 2019 Incentive Plan) is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or such an award is settled in cash without the delivery of shares to a participant, such that any shares of Common Stock subject to any such award will again be available for the grant of an award pursuant to the 2019 Incentive Plan. Shares will not again be available for issuance under the plan if they are tendered in payment of an option exercise price or delivered or withheld to satisfy any tax withholding obligation. Additionally, shares covered by a stock-settled SAR that are not issued upon full settlement will also not again be available for issuance under the plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards under the 2019 Incentive Plan will not be counted against the shares available for issuance under the 2019 Incentive Plan. Any shares of Common Stock with respect to awards issued under the 2019 Incentive Plan (or an award issued under the 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan) that again become available for future grants will be added back to the share pool (i) as one share for each share of Common Stock subject to a stock option or SAR, and (ii) as 1.25 shares for each share of Common Stock subject to a full value award, provided, that awards issued under the 2017 Incentive Plan, the 2015 Incentive Plan or the 2013 Incentive Plan will be considered full-value awards if they would have been full-value awards if issued under the 2019 Incentive Plan and added back to the share pool as one share in all other cases.

If the Amendment is approved, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options (ISOs) granted under the 2019 Incentive Plan will not exceed 10,750,000, including the 2,750,000 that are added to the 2019 Incentive Plan under the Amendment.

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Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines will not reduce the shares authorized for issuance under the 2019 Incentive Plan. In addition, in the event that a company acquired by the Company, or with which the Company combines, has shares available under a shareholder-approved, pre-existing equity compensation plan, not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to such pre-existing plan (as adjusted in connection with such acquisition or combination) may be used for awards under the 2019 Incentive Plan and will not reduce the shares authorized for issuance under the 2019 Incentive Plan, provided that the awards using such available shares will not be made after the last day awards could have been made under the terms of the pre-existing plan absent the acquisition or combination and will not be granted to individuals who were employed by the Company or its subsidiaries at the time the acquisition or combination was consummated.

Administration

The 2019 Incentive Plan is administered by the Compensation Committee, or, in the absence of the Compensation Committee, the Board itself. Any power of the administrator may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the administrator, the Board action will control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the 2019 Incentive Plan; provided, however, that such authorization must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and provided further that in no event may an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the individuals who are subject to Section 16 of the Exchange Act or report directly to such officer. Additionally, no such officer may grant any awards to himself or herself. The administrator may also delegate any or all aspects of the day-to-day administration of the 2019 Incentive Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Subject to the provisions of the 2019 Incentive Plan, the administrator has the authority to select the participants to receive awards and to grant such awards and to determine the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement of performance conditions. All decisions, determinations and interpretations by the administrator are final and binding on all participants and all other persons holding or claiming rights under the plan or any award granted thereunder.

Awards

The 2019 Incentive Plan authorizes the grant of awards of stock options, SARs, restricted stock and RSUs. Any award may be subject to performance conditions as determined by the administrator. The terms of awards will be determined by the administrator and set forth in an award agreement. The terms of any awards may vary among participants. Subject to the provisions of the 2019 Incentive Plan, the administrator will specify before, at or after the time of grant the provisions governing the effects upon an award of a separation from service or other termination of service. Unless otherwise provided in an award agreement or another agreement, including an employment agreement, unvested awards will be forfeited immediately if a participant terminates his or her employment with the Company for any reason. Participants will not have any rights as a shareholder with respect to shares covered by an award until the date the participant becomes the holder of record of such shares. Awards granted under the plan are subject to a minimum vesting period of one year, except in the case of substitute awards issued in connection with acquisitions or awards that vest in connection with certain acceleration events. Additionally, the administrator has the authority to grant awards covering up to 5% of the plan’s share pool that are not subject to this minimum vesting requirement. With respect to awards that entitle a participant to dividends or dividend equivalents, in no event may such dividends or dividend equivalents, if any, be paid to the participant prior to the vesting of the portion of the award to which such dividends or dividend equivalents relate.

Stock Options. Stock options granted under the 2019 Incentive Plan may be either non-qualified stock options or ISOs under Section 422 of the Code. The exercise price of any stock option granted, other than substitute awards, may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (provided that the exercise price of an ISO granted to a participant who owns stock possessing more than 10 percent of the combined voting power of all classes of the Company’s stock (a 10% Shareholder) will be at least 110% of the fair market value on such date). The option exercise price is payable in cash or such other method as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of a stock option will in no event be greater than ten years (or, for an ISO granted to a 10% Shareholder, five years), provided that the term of a non-qualified stock option will be automatically extended if, at the time of its scheduled expiration, the participant holding such option is prohibited by law or by the Company’s insider trading policy from exercising such option. Any such extension will expire on the 30th day following the date such prohibition no longer applies.

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Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of an option is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval: (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award or a new option or SAR with a lower exercise price or (iii) otherwise reprice such option. Options may not be granted under the 2019 Incentive Plan in consideration for, and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option. Holders of a stock option will have no voting rights or rights to receive dividends or dividend equivalents with respect to their stock option until they become the holder of record of the underlying shares.

As of the Record Date, the fair market value of a share of our Common Stock, determined by the last reported sale price per share on that date as quoted on the Nasdaq Global Select Market, was $37.52.

Restricted Stock and Restricted Stock Units. The grant, issuance, retention, vesting and/or settlement of any restricted stock or RSU award will occur at such time and be subject to such terms and conditions as determined by the administrator or under conditions established by the administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Participants who receive restricted stock will be entitled to receive all dividends and other distributions paid with respect to those shares unless determined otherwise by the administrator. The administrator will determine whether such dividends or distributions will be automatically reinvested in additional restricted stock and/or subject to the same restrictions as the underlying restricted stock, or whether such dividends or distributions will be paid in cash. Unless otherwise set forth in the award agreement, prior to the time shares are issued to a participant under an RSU, the Company will pay or accrue dividend equivalents on each date that dividends are paid, and such dividend equivalents will be paid at the time specified in the award agreement. As described above, no dividends or dividend equivalents may be paid with respect to an award of restricted stock or RSUs prior to the vesting of the portion of the award to which such dividends or dividend equivalents relate. Unless otherwise determined by the administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants holding RSUs will not have voting rights with respect to the underlying shares until they become the holder of record of the underlying shares.

Stock Appreciation Rights. A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the aggregate market price of a specified number of shares of Common Stock at the time of the exercise over the exercise price of the right. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The exercise price may not be less than the fair market value of a share of our Common Stock on the date of grant. A SAR granted in tandem with a stock option will have an exercise price equal to the exercise price of the stock option to which it relates. The administrator will determine the vesting requirements and the payment and other terms of a SAR, including the effect of termination of service of a participant. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Other than in connection with a change in the Company’s capitalization, at any time when the exercise price of a SAR is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval: (i) reduce the exercise price of such SAR, (ii) exchange such SAR for cash, another award or a new option or SAR with a lower exercise price or (iii) otherwise reprice such SAR. Holders of a SAR will have no voting rights or rights to receive dividends or dividend equivalents with respect to their SAR until they become the holder of record of the underlying shares.

Adjustment and Change in Control

The number and kind of shares of Common Stock available for issuance (including under any awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in the 2019 Incentive Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares available under the 2019 Incentive Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to the Company’s security holders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards. No fractional shares of Common Stock will be issued pursuant to such an adjustment. In the event there is any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock will have been changed, or for which it will have been exchanged, by reason of a change in control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change, the administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

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Unless otherwise expressly provided for in an award agreement or another agreement, including an employment agreement, in the event of a change in control, unless provision is made in connection with the change in control for (i) assumption of awards previously granted or (ii) substitution for such awards, (A) the administrator will make an adjustment to any or all awards as the administrator deems appropriate to reflect such change in control or (B) (1) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the unexercised portion of such option or SAR will be cancelled upon on the consummation of the change in control; (2) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Unless otherwise expressly provided for in an award agreement or another agreement, including an employment agreement, or under the terms of a transaction constituting a change in control, the following will occur upon a participant’s involuntary termination of employment or other service within 24 months following a change in control, provided that such termination does not result from disability, cause or gross misconduct: (i) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the option or SAR will remain exercisable for a period of three years following such termination (or until expiration, if earlier), (ii) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable), and (iii) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Transferability

No award may be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution; provided, however, that a participant may, with the prior approval of the Company’s Chief Legal Officer or Chief Financial Officer or one of their designees (provided that no such person may approve a transfer by such person), transfer an award, other than an ISO, for no consideration, to a family member (as defined in the General Instructions to Form S-8 under the Securities Act of 1933), in each case, with respect to whom such award or the exercise thereof (as applicable) is covered by an effective registration statement under the Securities Act of 1933 (collectively, the Permitted Transferees). Any award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the participant. During the participant’s lifetime, each option or SAR shall be exercisable only by the participant or by his or her Permitted Transferee to whom such options or SARs have been transferred during the participant’s lifetime and, after the participant’s death, with respect to outstanding options, by beneficiaries of the participant, by any such Permitted Transferee or as permitted by the administrator.

Duration of the 2019 Incentive Plan

Awards may not be granted under the 2019 Incentive Plan after the tenth anniversary of the adoption by the Board of the 2019 Incentive Plan. Notwithstanding the foregoing, the 2019 Incentive Plan may be terminated at such earlier time as the Board may determine. Termination of the 2019 Incentive Plan will not affect the rights and obligations of the participants and the Company arising under awards granted prior to such termination.

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Amendment and Termination

Subject to limitations imposed by law, the Board may amend or terminate the 2019 Incentive Plan at any time and the administrator may amend or alter any agreement or other document evidencing an award made under the 2019 Incentive Plan. However, no such amendment may deprive the recipient of an award previously granted under the 2019 Incentive Plan of any rights thereunder without his or her consent, unless the administrator determines that the amendment (i) is required or advisable to satisfy any law or regulation or avoid adverse financial accounting consequences, or (ii) is not reasonably likely to significantly diminish the benefits provided under the award, or that any diminishment has been adequately compensated. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

(a)	increase the maximum number of shares of Common Stock for which awards may be granted under the 2019 Incentive Plan;

(b)	reduce the price at which options may be granted below the price provided for in the 2019 Incentive Plan;

(c)	reprice outstanding options or SARs;

(d)	extend the term of the 2019 Incentive Plan;

(e)	change the class of persons eligible to be participants; or

(f)	otherwise amend the 2019 Incentive Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

Recoupment Policy

The administrator has the authority to cause a participant or an award under the plan to be subject to the Company’s recovery, recoupment, clawback and/or other forfeiture policies, as maintained by the Company from time to time.

Federal Income Tax Treatment

The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participants in connection with the 2019 Incentive Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Nonqualified Options—An employee will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes at the time of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will generally be entitled to a tax deduction in an amount equal to the ordinary income that an employee recognizes upon exercise.

Incentive Stock Options—An employee who receives an ISO will not recognize any income for federal income tax purposes upon receipt of the ISO, and the Company will not realize a deduction for federal income tax purposes. The holder generally will not be taxed upon exercise, but the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price may subject the holder to the alternative minimum tax. If the holder does not dispose of the ISO shares within two years from the date the option was granted or within one year after the shares were transferred to him on exercise of the option, then that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company will not be entitled to a deduction either at the time the employee exercises the ISO or subsequently sells the ISO shares. However, if the employee sells the ISO shares within two years after the date the ISO is granted or within one year after the date the ISO is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain depending on the length of time the employee held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying sale is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee.

With respect to both nonqualified stock options and ISOs, special rules apply if an employee uses shares already held by the employee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the employee.

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Restricted Stock—Employees receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or expire. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or expire. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to the Company, the employee may not claim a deduction with respect to the income recognized as a result of the election.

Generally, when an employee disposes of shares acquired under the 2019 Incentive Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

Restricted Stock Units—Employees who are granted RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding tax deduction.

Stock Appreciation Rights—Upon exercise of a SAR, an employee will recognize taxable income in the amount of the cash received. An employee who receives unrestricted shares upon exercise of a SAR will recognize ordinary income in the year of exercise equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the employee.

Potential Limitation on Deductions—Section 162(m) of the Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to each of the Company’s “covered employees.” The definition of “covered employee” includes anyone who was the Company’s CEO or CFO at any time during the year, as well as the Company’s three other most highly-compensated executive officers during the year. Any individual who is or became a covered employee after December 31, 2016 will always be treated as a covered employee, even after termination of employment. Accordingly, awards granted to the Company’s covered employees under the 2019 Incentive Plan may not be fully deductible.

Federal Income Tax Consequences to the Company—To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

Tax Withholding—To the extent required by applicable federal, state, local or foreign law or practice, a participant will be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of the award.

Section 409A—Section 409A of the Code applies to any awards under the 2019 Incentive Plan that are deemed to be deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A of the Code, we intend to have the awards comply with Section 409A of the Code.

Equity Compensation Plan Information

In 2020, we made stock-based awards from our 2019 Incentive Plan, and have outstanding grants under our 2017 Incentive Plan, 2015 Incentive Plan, 2013 Incentive Plan and 2000 Stock Incentive Plan (together with the 2019 Incentive Plan, 2017 Incentive Plan, 2015 Incentive Plan and the 2013 Incentive Plan, the Plans).

The 2019 Incentive Plan was adopted by the Board and approved by our shareholders on May 16, 2019. Under the terms of the 2019 Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), performance options/shares and other stock awards, such as RSUs.

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The following table presents information as of December 31, 2020, with respect to the Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2019 Incentive Plan(2)	3,412,889	$23.85	5,200,879
2017 Incentive Plan(3)	3,682,641	$18.13	—
2015 Incentive Plan(4)	2,948,915	$15.74	—
2013 Stock Incentive Plan(5)	1,082,468	$15.14	—
2000 Stock Incentive Plan(6)	403,800	$4.19	—
Equity Compensation Plans Not Approved by Shareholders:			—
Individual Compensation Arrangements(7)	1,577,080	$20.42	—
Total	13,107,793		5,200,879

(1)	Does not include outstanding RSUs, which do not require the payment of any exercise price upon their vesting.

(2)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2019 Incentive Plan.

(3)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options and vesting of outstanding RSUs granted under our 2017 Incentive Plan. To the extent that awards granted under the 2017 Incentive Plan terminate unearned, expire, or are canceled, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2019 Incentive Plan.

(4)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2015 Incentive Plan. To the extent that awards granted under the 2015 Incentive Plan terminate unearned, expire, or are canceled, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2019 Incentive Plan.

(5)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan. To the extent that awards granted under the 2013 Incentive Plan terminate unearned, expire, or are canceled or, forfeited, lapse for any reason, or are settled in cash without the delivery of shares, the shares of Common Stock underlying such grants will again become available for purposes of the 2019 Incentive Plan.

(6)	Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan.

(7)	Represents outstanding inducement grants of stock options we made in connection with the hiring of various employees. The vesting schedule for the shares of Common Stock subject to these options is as follows: 25% on the first anniversary of the date of grant and 12.5% of the shares vesting on each six-month anniversary thereafter until the fourth anniversary of the date of grant.

Vote Required for Approval of this Proposal

Approval of the Amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2019 INCENTIVE PLAN.

57

PROPOSALS FOR 2022 ANNUAL MEETING

Shareholder proposals intended for inclusion in our proxy statement for the 2022 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 1, 2021. All such proposals must comply with Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.

Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2022 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year’s annual meeting. Accordingly, for the 2022 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 13, 2021 and no later than January 12, 2022. If the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 12, 2022 (the anniversary of this year’s Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the named proxies may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with their best judgment. Our Bylaws are available on our website at www.insmed.com under the heading “Investor Relations—Corporate Governance” or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey 08807.

58

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this Proxy Statement has been made available on the written request of such person, a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 700 US Highway 202/206, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K for the year ended December 31, 2020, and will provide copies of any such exhibit upon the payment of a reasonable fee.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials to that address. Only one set of proxy materials will be delivered to such address unless they receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of our proxy materials in the future, you will need to contact your broker, bank or other agent to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

59

Appendix A

AMENDMENT NO. 2

TO THE

INSMED INCORPORATED 2019 INCENTIVE PLAN

April 1, 2021

WHEREAS, Insmed Incorporated (the “Company”) sponsors and maintains the Insmed Incorporated 2019 Incentive Plan (as amended by Amendment No. 1 thereto, dated March 31, 2020, and the Omnibus Amendment to Insmed Incorporated Incentive Plans, dated December 10, 2020, the “Plan”);

WHEREAS, Section 18 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided, subject to approval by the Company’s shareholders.

NOW, THEREFORE, the Plan is amended as follows, effective as of the date of approval by the Company’s shareholders:

1.	The reference to “8,000,000” in Section 5(a) of the Plan is hereby amended and replaced with “10,750,000”.

2.	The reference to “8,000,000” in Section 5(c) of the Plan is hereby amended and replaced with “10,750,000”.

3.	This Amendment shall be and is hereby incorporated in, and forms a part of, the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified by this Amendment. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned officer hereby certifies that the foregoing amendment to the Plan was duly adopted by the Board.

INSMED INCORPORATED

By:	/s/ Christine Pellizzari
Name: Christine Pellizzari Title: Chief Legal Officer

A-2

insmed

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before the Annual Meeting - **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information through 11:59 P.M. Eastern Time on Tuesday, May 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - **www.virtualshareholdermeeting.com/INSM2021**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Time on Tuesday, May 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 P.M. Eastern Time on Tuesday, May 11, 2021.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37048-P50925 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSMED INCORPORATED

The Board of Directors recommends you vote FOR Item 1:

	For All	Withhold All	For All Except
1. Election of four Class III directors, David R. Brennan, Leo Lee, Carol A. Schafer, and Melvin Sharoky, M.D., to serve until the 2024 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David R. Brennan
02) Leo Lee
03) Carol A. Schafer
04) Melvin Sharoky, M.D.

The Board of Directors recommends you vote FOR Items 2, 3 and 4:

Other business may be considered as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date